Eligible Liabilities Senior Indenture

Exhibit 4.5(a)

DEUTSCHE BANK AKTIENGESELLSCHAFT,

as Issuer

AND

THE BANK OF NEW YORK MELLON,

as Trustee

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Paying Agent, Authenticating Agent, Issuing Agent and Registrar

Amended and Restated Eligible Liabilities Senior Indenture

Dated as of August 3, 2021

CROSS REFERENCE SHEET1

Provisions of Trust Indenture Act and Amended and Restated Eligible Liabilities Senior Indenture to be dated as of August 3, 2021, among DEUTSCHE BANK AKTIENGESELLSCHAFT, THE BANK OF NEW YORK MELLON, as Trustee, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, Authenticating Agent, Issuing Agent and Registrar:

Section of the Act	Section of Indenture
310(a)(1) and (2)	7.09
310(a)(3) and (4)	Inapplicable
310(b)	7.08 and 7.10(a), 7.10(b) and 7.10(d)
311(a) and (b)	Inapplicable
312(a)	4.01 and 4.02(a)
312(b)	4.02(b)
312(c)	4.02(b)
313(a)	4.04
313(b)(1)	Inapplicable
313(b)(2)	4.04
313(c)	4.04
313(d)	4.04
314(a)	4.03
314(b)	Inapplicable
314(c)(1) and (2)	12.05
314(c)(3)	Inapplicable
314(d)	Inapplicable
314(e)	12.05
314(f)	Inapplicable
315(a), (c) and (d)	7.01
315(b)	5.11
315(e)	5.12
316(a)(1)	5.09
316(a)(2)	Not required
316(a) (last sentence)	8.04
316(b)	5.07
317(a)	5.02
317(b)	3.04(a) and 3.04(b)
318(a)	12.07

[1]	This Cross Reference Sheet is not part of the Indenture.

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THIS AMENDED AND RESTATED ELIGIBLE LIABILITIES SENIOR INDENTURE, dated as of August 3, 2021 among DEUTSCHE BANK AKTIENGESELLSCHAFT (the “Issuer”), THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, Authenticating Agent, Issuing Agent and Registrar.

W I T N E S S E T H :

WHEREAS, the Issuer has duly authorized the issue from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture;

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication, delivery and administration of the Securities;

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done; and

WHEREAS, for the avoidance of doubt, the eligible liabilities senior indenture, dated as of April 19, 2017, as supplemented by the first supplemental eligible liabilities senior indenture, dated as of July 10, 2017, the second supplemental eligible liabilities senior indenture, dated as of July 21, 2018, and the third supplemental eligible liabilities senior indenture, dated as of November 17, 2020 (“Original Eligible Liabilities Senior Indenture”), shall not be amended by this Amended and Restated Eligible Liabilities Senior Indenture with respect to any Outstanding Securities of any series created prior to the date of this Amended and Restated Eligible Liabilities Senior Indenture, and any Outstanding Securities of any series created prior to the date of this Amended and Restated Eligible Liabilities Senior Indenture shall continue to be governed by such Original Eligible Liabilities Senior Indenture and not by this Amended and Restated Eligible Liabilities Senior Indenture;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities and of the coupons, if any, appertaining thereto as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.    Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the Trust Indenture Act (as defined below) or the definitions of which in the Securities Act (as defined below) are referred to in the Trust Indenture Act, including terms defined therein by reference to the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted with respect to the Issuer at the time of the computation under the system of accounting employed by the Issuer in its filings with the Securities and Exchange Commission under the Exchange Act (as defined below). The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

“Agent” means any Registrar, Paying Agent, Authenticating Agent or Issuing Agent.

“Authenticating Agent” shall have the meaning set forth in Section 7.13. DBTCA shall initially act as the Authenticating Agent.

“Authorized Agent” shall have the meaning set forth in Section 12.13.

“Authorized Newspaper” means a newspaper (which, in the case of The City of New York, will, if practicable, be The Wall Street Journal (Eastern Edition) published in the English language customarily published at least once a day for at least five days in each calendar week and of general circulation in the country of circulation. To the extent such notice is also required to be given to Holders of the Securities of any series by applicable English or Luxembourg law or stock exchange regulation, an Authorized Newspaper will also mean a similar publication in London, the United Kingdom, such as, if practicable, be the Financial Times (London Edition), a similar publication in Luxembourg, such as, if practicable, the Luxemburger Wort. If it shall be impractical to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

“Authorized Signatories” means any two persons acting together authorized by the Issuer, its articles of association or otherwise under German law to act on behalf of the Issuer.

“Bearer Security” means any Security other than a Registered Security.

“Beneficial Owner” shall mean (i) if any Securities are in global form, the beneficial owners of such Securities (and any interest therein) and (ii) if any Securities are in definitive form, the holders in whose name such Securities are registered in the Security register of the Issuer and any beneficial owners holding an interest in such Securities in definitive form. Beneficial Owners may only act hereunder pursuant to an authorized proxy of the registered Holder any Securities.

“Board” means the Management Board (Vorstand) of the Issuer or any committee of such Board duly authorized to act on its behalf.

“Board Resolution” means a copy of one or more resolutions duly adopted or consented to by the Board, or any other evidence of due corporate action under German law in full force and effect and delivered to the Trustee.

“bridge bank” means a newly chartered German bank that would receive some or all of the Issuer’s equity securities, assets, liabilities and material contracts, including those attributable to the Issuer’s branches and subsidiaries, in the event of the imposition of Resolution Measures.

“Business Day” means a day (other than Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City and Frankfurt or as otherwise defined in a supplemental indenture.

“Calculation Agent” has the meaning set forth in Section 7.13.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“competent resolution authority” means any authority with the ability to exercise a Resolution Measure.

“competent supervisory authority” means any authority that bears primary responsibility for the prudential supervision of the Issuer.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, at The Bank of New York Mellon, London Branch, One Canada Square, London, E14 5AL, United Kingdom, Attention: Corporate Trust Administration.

“Coupon” means any interest coupon appertaining to a Security.

“CRR” means Regulation (EU) No 575/2013 of the European Parliament and the Council of June 26, 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (including any provisions of regulatory law supplementing this Regulation); to the extent that any provisions of the CRR are amended or replaced, the term CRR as used in this Indenture shall refer to such amended provisions or successor provisions.

“DBTCA” means Deutsche Bank Trust Company Americas.

“Depositary” means, with respect to the Securities of any series issuable or issued in the form of one or more Registered Global Securities, the Person designated as Depositary by the Issuer pursuant to Section 2.03 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Registered Global Securities of that series.

“Event of Default” means any event or condition specified as such in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended, and any regulations or official interpretations thereof, including any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code of 1986, as amended, and any intergovernmental agreements between the United States and any other jurisdiction with respect thereto.

“group entity” shall mean an entity that is included in the corporate group subject to a Resolution Measure.

“Holder”, “Holder of Securities”, “Securityholder” or other similar terms mean (a) in the case of any Registered Security, the Person in whose name such Security is registered in the security register kept by the Issuer for that purpose in accordance with the terms hereof, and (b) in the case of any Bearer Security, the bearer of such Security, or any Coupon appertaining thereto, as the case may be. The registered holder of Securities or bearer of Bearer Securities shall be treated as a Holder for all purposes under this Indenture.

“Indenture” means this instrument as originally executed and delivered or, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.

“Interest” means, when used with respect to non-interest bearing Securities, interest payable after maturity.

“Issuing Agent” means DBTCA.

“Issuer” means Deutsche Bank Aktiengesellschaft, a German stock corporation with limited liability, and, subject to Article 10, its successors and assigns.

“Issuer Order” means a written statement, request or order of the Issuer signed in its name by any two Authorized Signatories of the Issuer.

“Judgment Currency” shall have the meaning set forth in Section 12.13.

“Market Exchange Rate” shall have the meaning set forth in Section 12.11.

“New York Banking Day” shall have the meaning set forth in Section 12.13.

“Non-U.S. Currency” means a currency issued by the government of a country other than the United States (or any currency unit comprised of any such currencies).

“Office” means the Issuer’s head office or one of the Issuer’s branch offices.

“Officers’ Certificate” means a certificate (i) signed by any two Authorized Signatories of the Issuer and (ii) delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in Section 12.05.

“Opinion of Counsel” means an opinion in writing signed by senior legal counsel of the Issuer or by such other legal counsel who may be an employee of or counsel to the Issuer and who shall be satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in Section 12.05.

“original issue date” of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

“Original Issue Discount Security” means any Security that is issued at a discount from its stated principal amount thereof to be due and payable upon repayment prior to its stated maturity, and such discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated principal amount of the Security and the number of full years to its maturity, where the “issue price” of the Security will be the first price at which a substantial amount of the Security is sold to the public (i.e., excluding sales of the Security to underwriters, placement agents, wholesalers, or similar persons).

“Outstanding” when used with reference to Securities, shall mean, subject to the provisions of Section 8.04, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

(a)    Securities theretofore cancelled by the Trustee, delivered to the Registrar for cancellation, or cancelled, written down or converted as a consequence of a Resolution Measure; and

(b)    Securities which shall have been paid or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.09 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a person in whose hands such Security is a legal, valid and binding obligation of the Issuer).

In determining whether the Holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination if repaid on such date, or if any such Securities owned are owned the Issuer or by any Person directly or indirectly controlling, or controlled by, or under direct or indirect common control with, the Issuer will be disregarded and deemed not to be outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee has received written notice that such Securities are so owned they will be so disregarded.

“Paying Agent” means DBTCA, with respect to payments to be made in U.S. Dollars (or such other currency as to which DBTCA or its agent has agreed to make payments hereunder), or any person authorized by the Issuer in accordance with Section 3.04.

“Periodic Offering” means an offering of Securities of a series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Issuer or its agents upon the issuance of such Securities.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include “and premium, if any”.

“record date” shall have the meaning set forth in Section 2.07.

“Redemption Notice Period” shall have the meaning set forth in Section 13.02.

“Registered Global Security” means a Security evidencing all or a part of a series of Registered Securities, issued to the Depositary for such series in accordance with Section 2.04, and bearing the legend prescribed in Section 2.04.

“Registered Security” means any Security registered on the Security register of the Issuer.

“Registrar” shall have the meaning set forth in Section 2.08.

“Required Currency” shall have the meaning set forth in Section 12.14.

“Resolution Measure” shall have the meaning set forth in Section 6.01.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Indenture.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the Person identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article 7, shall also include any successor trustee. “Trustee” shall also mean or include each Person who is then a trustee hereunder and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the trustee with respect to the Securities of such series.

“U.S. Dollar” means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Yield to Maturity” means the yield to maturity on a series of Securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.

ARTICLE 2

SECURITIES

Section 2.01. Forms Generally. The Securities of each series and the Coupons, if any, to be attached thereto shall be substantially in such form (not inconsistent with this Indenture) as shall be established by one or more Board Resolutions (as set forth in a Board Resolution), one or more Officers’ Certificates detailing such establishment or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities and Coupons, if any, as evidenced by their execution of such Securities and Coupons.

The definitive Securities and Coupons, if any, shall be printed, lithographed on security printed paper or may be produced in any other manner, all as determined by the officers executing such Securities and Coupons, if any, as evidenced by their execution of such Securities and Coupons, if any.

As applied to the Securities to be issued under the Indenture on or after the date hereof, the forms of Securities for the Eligible Liabilities Senior Notes, Series D shall be substantially in the forms of Schedule I or Schedule II to this Indenture and as may be determined from time to time pursuant to Officers’ Certificates or Supplemental Indentures pursuant to Section 2.03 of the Indenture.

Section 2.02. Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

“This is one of the Securities referred to in the within-mentioned Eligible Liabilities Senior Indenture.”

as Trustee

By:
Authorized Officer

If at any time there shall be an Authenticating Agent appointed with respect to any series of Securities, then the Trustee’s Certificate of Authentication to be borne by the Securities of each such series shall be substantially as follows:

“This is one of the Securities referred to in the within-mentioned Eligible Liabilities Senior Indenture.”

as Authenticating Agent

By:
Authorized Officer

Section 2.03. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series and are intended to qualify as eligible liabilities instruments within the meaning of the CRR for the minimum requirement for own funds and eligible liabilities as applicable to the Issuer.

Status. The obligations under the Securities constitute unsecured and unsubordinated non-preferred obligations of the Issuer under debt instruments (Schuldtitel) within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) or any successor provision. The obligations of the Issuer under the Securities shall rank pari passu among themselves and with all other unsecured and unsubordinated non-preferred obligations under debt instruments of the Issuer within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including the obligations under any such debt instruments that were issued by the Issuer before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act (Kreditwesengesetz)) or any successor provision.

In accordance with Section 46f(5) of the German Banking Act (Kreditwesengesetz), in the event of any Resolution Measures imposed on the Issuer or in the event of the dissolution, liquidation, insolvency or composition of the Issuer, or if other proceedings are opened for the avoidance of the insolvency of, or against, the Issuer, the obligations of the Issuer under the Securities shall rank junior to the claims of unsubordinated creditors of the Issuer not qualifying as obligations under debt instruments (Schuldtitel) of the Issuer within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including the obligations under any such debt instruments that were issued by the Issuer before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act (Kreditwesengesetz)) or any successor provision; this includes eligible liabilities within the meaning of Article 72b(2) CRR where point (d) of such Article does not apply. In any such event, no amounts shall be payable in respect of the Securities until the claims of such unsubordinated creditors of the Issuer have been satisfied in full.

Notwithstanding anything to the contrary set forth herein, but to the extent not otherwise precluded by a Resolution Measure or the application of mandatory aspects of insolvency law, the prior claims against the Issuer under Section 7.06 of this Indenture shall constitute unsubordinated obligations of the Issuer that rank senior to the unsubordinated non-preferred obligations of the Issuer under the Securities as described above, and shall survive the imposition of a Resolution Measure by the competent resolution authority in the priority set forth in Section 5.03 hereof, in each case.

There shall be established in one or more Board Resolutions, in one or more Officers’ Certificates detailing such establishment or in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series:

(a)    the designation of the Securities of the series, which shall distinguish the Securities of the series from the Securities of all other series;

(b)    any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.08, 2.09, 2.11, 9.05 or 13.03);

(c)    if other than U.S. Dollars, the coin or currency in which the Securities of that series are denominated (including, but not limited to, any Non-U.S. Currency);

(d)    the date or dates on which the principal of the Securities of the series is payable (and any provisions relating to postponing or shortening the date on which the principal of the Securities is payable);

(e)    the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and (in the case of Registered Securities) on which a record shall be taken for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

(f)    the place or places where the principal of and any interest on Securities of the series shall be payable (if other than as provided in Section 3.02);

(g)    the right, if any, of the Issuer to redeem, purchase or repay Securities, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions, including the Redemption Notice Period, upon which Securities of the series may be so redeemed, purchased or repaid;

(h)    the obligation, if any, of the Issuer to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and any terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(i)    if other than denominations of $200,000 and any integral multiples of $1,000 in excess thereof in the case of Registered Securities, or $1,000 and any integral multiple thereof in the case of Bearer Securities, the denominations in which Securities of the series shall be issuable;

(j)    whether the Securities of the series will be issuable as Registered Securities (and if so, whether such Securities will be issuable as Registered Global Securities) or Bearer Securities (with or without Coupons), or any combination of the foregoing, any restrictions applicable to the offer, sale, transfer, exchange or delivery of Bearer Securities or Registered Securities or the payment of interest thereon and, if other than as provided in Section 2.08, the terms upon which Bearer Securities of any series may be exchanged for Registered Securities of such series and vice versa;

(k)    whether and under what circumstances the Issuer will pay additional amounts on the Securities of the series in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuer will have the option to redeem such Securities rather than pay such additional amounts;

(l)    if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(m)    any trustees, depositaries, authenticating or Paying Agents, transfer agents or registrars or any other agents with respect to the Securities of such series;

(n)    any additions to or modifications of the covenants of the Issuer set forth herein with respect to the Securities of such series; and

(o)    any other terms of the series.

No subsequent agreement may enhance the seniority of the Issuer’s obligations under the Securities or shorten the term of any of the Securities or any applicable notice period. No Holder may set off or net its claims arising under the Securities against any claims of the Issuer. No collateral or guarantee shall be provided at any time to secure the claims of the Holders under the Securities; any collateral or guarantee already provided or granted in the future in connection with other liabilities of the Issuer may not be used for claims under the Securities.

All Securities of any one series and Coupons, if any, appertaining thereto, shall be substantially identical, except in the case of Registered Securities as to denomination and except as may otherwise be provided by the Board Resolution or Officers’ Certificate referred to above or as set forth in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by such Board Resolution, such Officers’ Certificate or in any such indenture supplemental hereto; provided, however, that additional Securities shall be issued under a separate CUSIP or ISIN number unless the additional Securities are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with less than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes.

Section 2.04. Authentication and Delivery of Securities. The Issuer may deliver Securities of any series having attached thereto appropriate Coupons, if any, executed by the Issuer to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee or an Authenticating Agent on behalf of the Trustee shall thereupon authenticate and deliver such Securities to or upon an Issuer Order with respect to those Securities or pursuant to such procedures acceptable to the Trustee and to such recipients as may be specified from time to time by an Issuer Order. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive (in the case of subparagraphs 2.04(b), 2.04(c) and 2.04(d) below only at or before the time of the first request of the Issuer to the Trustee to authenticate Securities of such series) and (subject to Section 7.01) shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(a)    an Issuer Order requesting such authentication and setting forth delivery instructions if the Securities and Coupons, if any, are not to be delivered to the Issuer, provided that, with respect to Securities of a series subject to a Periodic Offering, (i) such Issuer Order may be delivered by the Issuer to the Trustee prior to the delivery to the Trustee of such Securities for authentication and delivery, (ii) the Trustee shall authenticate and deliver Securities of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount established for such series, pursuant to an Issuer Order or pursuant to procedures acceptable to the Trustee as may be specified from time to time by an Issuer Order and (iii) the maturity date or dates, original issue date or dates, interest rate or rates and any other terms of Securities of such series (including Redemption Notice Periods) shall be determined by an Issuer Order or pursuant to such procedures;

(b)    any Board Resolution, Officers’ Certificate and/or executed supplemental indenture referred to in Sections 2.01 and 2.03 by or pursuant to which the forms and terms of the Securities and Coupons, if any, were established;

(c)    an Officers’ Certificate setting forth the form or forms and terms of the Securities and Coupons, if any, stating that the form or forms and terms of the Securities and Coupons, if any, have been established pursuant to Sections 2.01 and 2.03 and comply with this Indenture, and covering such other matters as the Trustee may reasonably request; and

(d)    an Opinion of Counsel, subject to customary assumptions and qualifications, that this Indenture and the Securities are legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with its terms.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if the Trustee in good faith by its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders or would affect the Trustee’s own rights, duties or immunities under the Securities, this Indenture or otherwise.

If the Issuer shall establish pursuant to Section 2.03 that the Securities of a series are to be issued in the form of one or more Registered Global Securities, then the Issuer shall execute and the Trustee shall, in accordance with this Section and the Issuer Order with respect to such series, authenticate and deliver one or more Registered Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such series issued and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Registered Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee or its agent, as custodian for the Depositary or pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

Each Depositary designated pursuant to Section 2.03 must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

Section 2.05. Execution of Securities. The Securities and, if applicable, each Coupon appertaining thereto shall be signed on behalf of the Issuer by any two Authorized Signatories of the Issuer authorized to execute Securities or, if applicable, Coupons, which Securities or Coupons may, but need not, be attested. Such signatures may be the manual, facsimile or electronic signatures in accordance with the requirements of Sections 12.09 and 12.10 hereof of the present or any future such Authorized Signatory. Minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

In case any Authorized Signatory of the Issuer who shall have signed any of the Securities or Coupons, if any, pursuant to such Person’s authorization to do so, shall cease to be an Authorized Signatory, or such authorization shall be withdrawn, before the Security or Coupon so signed (or the Security to which the Coupon so signed appertains) shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security or Coupon nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security or Coupon had not ceased to be such Authorized Signatory or the authorization to sign such Security or Coupon had not been withdrawn; and any Security or Coupon may be signed on behalf of the Issuer by any two Authorized Signatories as, at the actual date of the execution of such Security or Coupon, shall be authorized by the Issuer to do so, although at the date of the execution and delivery of this Indenture any such person was not so authorized.

Section 2.06. Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual or electronic signature in accordance with the requirements of Sections 12.09 and 12.10 hereof of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. No Coupon shall be entitled to the benefits of this Indenture or shall be valid and obligatory for any purpose until the certificate of authentication on the Security to which such Coupon appertains shall have been duly executed by the Trustee. The execution of such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

Section 2.07. Denomination and Date of Securities; Payments of Interest. The Securities of each series shall be issuable as Registered Securities or Bearer Securities in denominations established as contemplated by Section 2.03 or, with respect to the Registered Securities of any series, if not so established, in denominations of $200,000 and integral multiples of $1,000 in excess thereof and any integral multiple thereof. If denominations of Bearer Securities of any series are not so established, such Securities shall be issuable in denominations of $1,000 and any integral multiple thereof. The Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officers of the Issuer executing the same may determine, as evidenced by the execution and authentication thereof.

Each Registered Security shall be dated the date of its authentication. Each Bearer Security shall be dated as provided in the Board Resolutions or Officers’ Certificate of the Issuer referred to in Section 2.03. The Securities of each series shall bear interest, if any, from the date, and such interest shall be payable on the dates, established as contemplated by Section 2.03.

The Person in whose name any Registered Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Registered Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Issuer shall default in the payment of the interest due on such interest payment date for such series, in which case such defaulted interest shall be paid to the Persons in whose names Outstanding Registered Securities for such series are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of Registered Securities not less than 15 days preceding such subsequent record date. The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Securities of any series shall mean the date specified as such in the terms of the Registered Securities of such series established as contemplated by Section 2.03, or, if no such date is so established, the date that is one New York Banking Day immediately preceding the relevant date of payment in respect of such interest payment date. In the case of Securities in definitive registered form, the term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) for such Securities shall mean the date specified as such in the terms of such Securities established as contemplated by Section 2.03, or, if no such date is so established, the close of business on the 15th day (whether or not such 15th day is a New York Banking Day) before such interest payment date.

Section 2.08. Registration, Transfer and Exchange. The Issuer will keep at each office or agency to be maintained for the purpose as provided in Section 3.02 for each series of Securities a register or registers in which, subject to such reasonable regulations as it may prescribe, it will provide for the registration of Registered Securities of such series and the registration of transfer of Registered Securities of such series. The Issuer hereby appoints DBTCA as the registrar for the purpose of registering the Registered Securities and transfers of such Registered Securities in the register as provided herein (“Registrar”). Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.

Upon due presentation for registration of transfer of any Registered Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.02, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Registered Security or Registered Securities of the same series, maturity date, interest rate and original issue date in authorized denominations for a like aggregate principal amount.

Bearer Securities (except for any temporary global Bearer Securities) and Coupons (except for Coupons attached to any temporary global Bearer Securities) shall be transferable by delivery.

At the option of the Holder thereof, Registered Securities of any series (other than a Registered Global Security, except as set forth below) may be exchanged for a Registered Security or Registered Securities of such series having authorized denominations and an equal aggregate principal amount, upon surrender of such Registered Securities to be exchanged at the agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.02 and upon payment, if the Issuer shall so require, of the charges hereinafter provided. If the Securities of any series are issued in both registered and unregistered form, except as otherwise specified pursuant to Section 2.03, at the option of the Holder thereof, Bearer Securities of any series may be exchanged for Registered Securities of such series having authorized denominations and an equal aggregate principal amount, upon surrender of such Bearer Securities to be exchanged at the agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.02, with, in the case of Bearer Securities that have Coupons attached, all unmatured Coupons and all matured Coupons in default thereto appertaining, and upon payment, if the Issuer shall so require, of the charges hereinafter provided. At the option of the Holder thereof, if Bearer Securities of any series, maturity date, interest rate and original issue date are issued in more than one authorized denomination, except as otherwise specified pursuant to Section 2.03, such Bearer Securities may be exchanged for Bearer Securities of such series having authorized denominations and an equal aggregate principal amount, upon surrender of such Bearer Securities to be exchanged at the agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.02 or as specified pursuant to Section 2.03, with, in the case of Bearer Securities that have Coupons attached, all unmatured Coupons and all matured Coupons in default thereto appertaining, and upon payment, if the Issuer shall so require, of the charges hereinafter provided. Unless otherwise specified pursuant to Section 2.03, Registered Securities of any series may not be exchanged for Bearer Securities of such series. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. All Securities and Coupons surrendered upon any exchange or transfer provided for in this Indenture shall be promptly cancelled and disposed of by the Trustee and the Trustee will deliver a certificate of disposition thereof to the Issuer upon written request.

All Registered Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer, Registrar, Trustee and Authenticating Agent duly executed by the Holder or its attorney duly authorized in writing.

The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

The Issuer shall not be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days immediately preceding the first mailing of notice of redemption of Securities of such series to be redeemed, (b) any Securities selected, called or being called for redemption, in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not so to be redeemed or (c) any Securities if the Holder thereof has exercised any right to require the Issuer to repurchase such Securities, in whole or in part, except, in the case of any Security to be repurchased in part, the portion thereof not so to be repurchased.

Notwithstanding any other provision of this Section 2.08, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If at any time the Depositary for any Registered Securities of a series represented by one or more Registered Global Securities notifies the Issuer that it is unwilling or unable to continue as Depositary for such Registered Securities or if at any time the Depositary for such Registered Securities shall no longer be eligible under Section 2.04, the Issuer shall appoint a successor Depositary eligible under Section 2.04 with respect to such Registered Securities. If a successor Depositary eligible under Section 2.04 for such Registered Securities is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer’s election pursuant to Section 2.03 that such Registered Securities be represented by one or more Registered Global Securities shall no longer be effective and the Issuer will execute and, upon receipt of an Issuer Order for the authentication and delivery of definitive Securities of such series, the Trustee will authenticate and deliver, Securities of such series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Registered Global Security or Securities representing such Registered Securities in exchange for such Registered Global Security or Securities.

The Issuer may at any time and in its sole discretion determine that the Registered Securities of any series issued in the form of one or more Registered Global Securities shall no longer be represented by a Registered Global Security or Securities. In such event the Issuer will execute and, upon receipt of an Issuer Order for the authentication and delivery of definitive Securities of such series, the Trustee will authenticate and deliver, Securities of such series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Registered Global Security or Securities representing such Registered Securities, in exchange for such Registered Global Security or Securities, at the Issuer’s direction and expense.

If specified by the Issuer pursuant to Section 2.03 with respect to Securities represented by a Registered Global Security, the Depositary for such Registered Global Security may surrender such Registered Global Security in exchange in whole or in part for Securities of the same series in definitive registered form on such terms as are acceptable to the Issuer and such Depositary. Thereupon, the Issuer shall execute and, upon the receipt of an Issuer Order, the Trustee shall authenticate and deliver, without service charge,

(i)    to the Person specified by such Depositary a new Registered Security or Securities of the same series, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Registered Global Security; and

(ii)    to such Depositary a new Registered Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Registered Global Security and the aggregate principal amount of Registered Securities authenticated and delivered pursuant to clause (i) above.

Upon the exchange of a Registered Global Security for Securities in definitive registered form without coupons, in authorized denominations, such Registered Global Security shall be cancelled by the Trustee or an agent of the Issuer or the Trustee. Securities in definitive registered form without coupons issued in exchange for a Registered Global Security pursuant to this Section 2.08 shall be registered in such nominee names and in such authorized denominations as the Depositary for such Registered Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Issuer or the Trustee. The Trustee or such agent shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

Notwithstanding anything herein or in the terms of any series of Securities to the contrary, none of the Issuer, the Trustee or any agent of the Issuer or the Trustee (any of which, other than the Issuer, shall rely on an Officers’ Certificate and an Opinion of Counsel) shall be required to exchange any Bearer Security for a Registered Security if such exchange would result in adverse U.S. federal income tax consequences to the Issuer (such as, for example, the inability of the Issuer to deduct from its income, as computed for U.S. federal income tax purposes, the interest payable on the Bearer Securities) under then applicable U.S. federal income tax laws.

The Trustee or any Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law, including compliance with Federal and State Securities Laws, with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or Beneficial Owners of interests in any Registered Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.09. Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security or Registered Global Security or any Coupon appertaining to any Security shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any Authorized Signatory of the Issuer, the Trustee shall authenticate and deliver a new Security of the same series, maturity date, interest rate and original issue date, bearing a number or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen with Coupons corresponding to the Coupons appertaining to the Securities so mutilated, defaced, destroyed, lost or stolen, or in exchange or substitution for the Security to which such mutilated, defaced, destroyed, lost or stolen Coupon appertained, with Coupons appertaining thereto corresponding to the Coupons so mutilated, defaced, destroyed, lost or stolen. In every case the applicant for a substitute Security or Coupon shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security or Coupon and of the ownership thereof and in the case of mutilation or defacement shall surrender the Security and related Coupons to the Trustee or such agent.

Upon the issuance of any substitute Security or Coupon, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or its agent) connected therewith. In case any Security or Coupon which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may instead of issuing a substitute Security, pay or authorize the payment of the same or the relevant Coupon (without surrender thereof except in the case of a mutilated or defaced Security or Coupon), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security or Coupon and of the ownership thereof.

Every substitute Security or Coupon of any series issued pursuant to the provisions of this Section by virtue of the fact that any such Security or Coupon is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security or Coupon shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities or Coupons of such series duly authenticated and delivered hereunder. All Securities and Coupons shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and Coupons and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.10. Cancellation of Securities; Disposition Thereof. All Securities and Coupons surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Issuer or any agent of the Issuer or the Trustee or any agent of the Trustee, shall be delivered to the Trustee or its agent for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities or Coupons shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee or its agent shall dispose of cancelled Securities and Coupons held by it and deliver a certificate of disposition to the Issuer upon written request. If the Issuer or its agent shall acquire any of the Securities or Coupons, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities or Coupons unless and until the same are delivered to the Trustee or its agent for cancellation.

Section 2.11. Temporary Securities. Pending the preparation of definitive Securities for any series, the Issuer may execute and the Trustee shall authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Issuer). Temporary Securities of any series shall be issuable as Registered Securities without Coupons, or as Bearer Securities with or without Coupons attached thereto, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer as evidenced by the execution and authentication thereof. Temporary Securities may contain such references to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities of such series and thereupon temporary Registered Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to Section 3.02 and, in the case of Bearer Securities, at any agency maintained by the Issuer for such purpose as specified pursuant to Section 2.03, and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series an equal aggregate principal amount of definitive Securities of the same series having authorized denominations and, in the case of Bearer Securities, having attached thereto any appropriate Coupons. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series, unless otherwise established pursuant to Section 2.03. The provisions of this Section are subject to any restrictions or limitations on the issue and delivery of temporary Bearer Securities of any series that may be established pursuant to Section 2.03 (including any provision that Bearer Securities of such series initially be issued in the form of a single global Bearer Security to be delivered to a depositary or agency located outside the United States and the procedures pursuant to which definitive or global Bearer Securities of such series would be issued in exchange for such temporary global Bearer Security).

ARTICLE 3

COVENANTS OF THE ISSUER

Section 3.01. Payment of Principal and Interest. The Issuer covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities of such series (together with any additional amounts payable pursuant to the terms of such Securities) at the place or places, at the respective times and in the manner provided in such Securities and in the Coupons, if any, appertaining thereto and in this Indenture. The interest on Securities with Coupons attached (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only upon presentation and surrender of the several Coupons for such interest installments as are evidenced thereby as they severally mature. If any temporary Bearer Security provides that interest thereon may be paid while such Security is in temporary form, the interest on any such temporary Bearer Security (together with any additional amounts payable pursuant to the terms of such Security) shall be paid, as to the installments of interest evidenced by Coupons attached thereto, if any, only upon presentation and surrender thereof, and, as to the other installments of interest, if any, only upon presentation of such Securities for notation thereon of the payment of such interest, in each case subject to any restrictions that may be established pursuant to Section 2.03. The interest on Registered Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only to or upon the written order of the Holders thereof and, at the option of the Issuer, may be paid by wire transfer or by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the registry books of the Issuer.

Section 3.02. Offices for Payments, Etc. So long as any Registered Securities are authorized for issuance pursuant to this Indenture or are outstanding hereunder, the Issuer will maintain in the United States of America, an office or agency where the Registered Securities of each series may be presented for payment, where the Securities of each series may be presented for exchange as is provided in this Indenture and, if applicable, pursuant to Section 2.03 and where the Registered Securities of each series may be presented for registration of transfer as in this Indenture provided.

The Issuer will maintain one or more offices or agencies in a city or cities located outside the United States (including any city in which such an agency is required to be maintained under the rules of any stock exchange on which the Securities of such series are listed) where the Bearer Securities, if any, of each series and Coupons, if any, appertaining thereto may be presented for payment. No payment on any Bearer Security or Coupon will be made upon presentation of such Bearer Security or Coupon at an agency of the Issuer within the United States nor will any payment be made by transfer to an account in, or by mail to an address in, the United States unless pursuant to applicable United States laws and regulations then in effect such payment can be made without adverse tax consequences to the Issuer. Notwithstanding the foregoing, payments in U.S. Dollars of Bearer Securities of any series and Coupons appertaining thereto which are payable in U.S. Dollars may be made at an agency of the Issuer maintained in the United States of America if such payment in U.S. Dollars at each agency maintained by the Issuer outside the United States for payment on such Bearer Securities is illegal or effectively precluded by exchange controls or other similar restrictions.

The Issuer will maintain in the United States of America, an office or agency where notices and demands to or upon the Issuer in respect of the Securities of any series, the Coupons appertaining thereto or this Indenture may be served.

The Issuer will give to the Trustee written notice of the location of each such office or agency and of any change of location thereof. In case the Issuer shall fail to maintain any agency required by this Section to be located in the United States of America, or shall fail to give such notice of the location or of any change in the location of any of the above agencies, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee; provided, however, no service of legal process on the Issuer may be served at an office of the Trustee.

The Issuer may from time to time designate one or more additional offices or agencies where the Securities of a series and any Coupons appertaining thereto may be presented for payment, where the Securities of that series may be presented for exchange as provided in this Indenture and pursuant to Section 2.03 and where the Registered Securities of that series may be presented for registration of transfer as in this Indenture provided, and the Issuer may from time to time rescind any such designation, as the Issuer may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain the agencies provided for in this Section. The Issuer will give to the Trustee prompt written notice of any such designation or rescission thereof.

Section 3.03. Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.

Section 3.04. Paying Agents. Whenever the Issuer shall appoint a Paying Agent other than the Trustee or DBTCA in its capacity as Paying Agent hereunder with respect to the Securities of any series (the “Paying Agent”), it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

(a)    that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities of such series (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities of such series) in trust for the benefit of the Holders of the Securities of such series, or Coupons appertaining thereto, if any, or of the Trustee,

(b)    that it will give a Responsible Officer of the Trustee at its Corporate Trust Office written notice of any failure by the Issuer (or by any other obligor on the Securities of such series) to make any payment of the principal of or interest on the Securities of such series when the same shall be due and payable, and

(c)    that it will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in clause 3.04(b) above.

The Issuer will, on or prior to 10 A.M. New York City time on each due date of the principal of or interest on the Securities of such series, deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.

If the Issuer shall act as its own Paying Agent with respect to the Securities of any series, it will, on or before each due date of the principal of or interest on the Securities of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series or the Coupons appertaining thereto a sum sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

The Issuer hereby appoints DBTCA to act as the initial Paying Agent with respect to the Securities.

Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 11.02 and 11.03.

Section 3.05. Written Statement to Trustee. The Issuer will furnish to the Trustee on or before March 31 in each year (beginning with March 31, 2022) a brief certificate that complies with the requirements of the Trust Indenture Act (which need not comply with Section 12.05) from the principal executive, financial or accounting officer of the Issuer stating that in the course of the performance by the signer of such Person’s duties as an officer of the Issuer such Person would normally have knowledge of any Event of Default, default or non-compliance by the Issuer in the performance of any covenants or conditions contained in this Indenture, stating whether or not such Person has knowledge of any such Event of Default, default or non-compliance and, if so, specifying each such Event of Default, default or non-compliance of which the signer has knowledge and the nature thereof.

Section 3.06. Luxembourg Publications. In the event of the publication of any notice pursuant to Section 5.11, 7.10(a), 7.11, 9.02, 11.03, or 13.02, the Issuer making such publication in the Borough of Manhattan, The City of New York and London shall also, to the extent that notice is required to be given to Holders of Securities of any series by applicable Luxembourg law or stock exchange regulation, as evidenced by an Officers’ Certificate delivered to such party, make a similar publication in Luxembourg.

ARTICLE 4

SECURITYHOLDERS LISTS AND REPORTS BY THE ISSUER AND THE TRUSTEE

Section 4.01. Issuer to Furnish Trustee Information as to Names and Addresses of Securityholders. If and so long as the Trustee shall not be the Security registrar for the Securities of any series, the Issuer will furnish or cause to be furnished to the Trustee, upon the Trustee’s request, a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Registered Securities of such series pursuant to Section 312 of the Trust Indenture Act:

(a)    semi-annually not more than 15 days after each record date for the payment of interest on such Registered Securities, as hereinabove specified, as of such record date and on dates to be determined pursuant to Section 2.03 for non-interest bearing Registered Securities in each year, and

(b)    at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished by the Issuer.

Section 4.02. Preservation and Disclosure of Securityholders Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of each series of Securities contained in the most recent list furnished to it as provided in Section 4.01. The Trustee may destroy any list furnished to it as provided in Section 4.01 upon receipt of a new list so furnished.

(a)    The rights of Holders to communicate with other Holders with respect to this Indenture or the Securities are as provided by the Trust Indenture Act.

(b)    Neither the Issuer nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 4.03. Reports by the Issuer. The Issuer covenants to file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports that the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act, provided, that only the Trustee may institute a legal proceeding against the Issuer to enforce the foregoing delivery obligation. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

Section 4.04. Reports by the Trustee. Any Trustee’s report required under Section 313(a) of the Trust Indenture Act shall be transmitted on or before January 15 in each year beginning January 15, 2022, as provided in Section 313(c) and Section 313(d) of the Trust Indenture Act, so long as any Securities are Outstanding hereunder, and shall be dated as of a date convenient to the Trustee no more than 60 days prior thereto.

ARTICLE 5

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT OR DEFAULT

Section 5.01. Event of Default Defined; No Acceleration of Maturity in case of Default in Payment. (a) “Event of Default” with respect to Securities of any series wherever used herein means the opening of insolvency proceedings against the Issuer by a German court having jurisdiction over the Issuer.

There are no other events of default under the Securities. If an Event of Default occurs and is continuing, then, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 33 1/3% in aggregate principal amount of all the Securities then Outstanding hereunder (treated as one class), by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal (or, if any Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of all the Securities then Outstanding and interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

(b)    Subject to Section 5.02, there is no right of acceleration in the case of a default in the payment of principal of, or interest on, or other amounts owing under any series of Securities or a default in the performance of any other covenant of the Issuer under the Securities or this Indenture (any such default in payment or default in performance, a “default”).

Section 5.02. Collection Of Indebtedness By Trustee; Trustee May Prove Debt. If an Event of Default or a default with respect to Securities of any series occurs and is continuing, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to pursue any available remedy by proceedings at law or in equity to collect any principal of and interest on the Securities of such series due and unpaid, or to enforce the performance of any provision of the Securities of such series or this Indenture, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon the Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Securities, wherever situated, the monies adjudged or decreed to be payable.

In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable U.S. federal or state or non-U.S. bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed, by declaration or otherwise, shall be entitled and empowered, by intervention in such proceedings or otherwise, unless prohibited by applicable law and regulations:

(i)    to file and prove a claim or claims for the whole amount of principal and interest (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of its negligence or willful misconduct) and of the Securityholders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor,

(ii)    to vote on behalf of the Holders of the Securities of any series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and

(iii)    to collect and receive any monies payable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or willful misconduct.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

All rights of action and of asserting claims under this Indenture, or under any of the Securities of any series or Coupons appertaining to such Securities, may be enforced by the Trustee without the possession of any of the Securities of such series or Coupons appertaining to such Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities or Coupons appertaining to such Securities in respect of which such action was taken.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities or Coupons appertaining to such Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities or Coupons appertaining to such Securities parties to any such proceedings.

Section 5.03. Application of Proceeds. Any monies collected by the Trustee pursuant to this Article in respect of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such monies on account of principal or interest, upon presentation of the several Securities and Coupons appertaining to such Securities in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:

FIRST:	To the payment of costs and expenses applicable to such series in respect of which monies have been collected, including reasonable compensation to the Trustee, Agent and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee, Agent and each predecessor Trustee pursuant to Section 7.06 of this Indenture;

SECOND:	In case the principal of the Securities of such series in respect of which monies have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the Holders of Securities, without discrimination or preference;

THIRD:	In case the principal of the Securities of such series in respect of which monies have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such monies shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest or Yield to Maturity, without preference or priority of principal over interest or Yield to Maturity, or of interest or Yield to Maturity over principal, or of any installments of interest over any other installments of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest or Yield to Maturity; and

FOURTH:	To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

Section 5.04. Suits for Enforcement. In case an Event of Default or a default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 5.05. Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

Section 5.06. Limitations on Suits by Securityholders. No Holder of any Security of any series or of any Coupon appertaining thereto shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of the Event of Default or default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than a majority in aggregate principal amount of the Securities of each affected series then Outstanding (treated as a single class) shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity and security as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.09; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security or Coupon with every other taker and Holder and the Trustee, that no one or more Holders of Securities of any series or Coupons appertaining to such Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Securities or Coupons appertaining to such Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable series and Coupons appertaining to such Securities. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 5.07. Unconditional Right of Securityholders to Institute Certain Suits. To the extent required by the Trust Indenture Act, but subject to the provisions of this Indenture and in any Securities, the right of any Holder of any Security or Coupon to receive payment of the principal of and interest on such Security or Coupon on or after the respective due dates expressed in such Security or Coupon, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 5.08. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 5.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of

Securities or Coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Holder of Securities or Coupons to exercise any right or power accruing upon any Event of Default or default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or default or an acquiescence therein; and, subject to Section 5.06, every power and remedy given by this Indenture or by law to the Trustee or to the Holders of Securities or Coupons may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders of Securities or Coupons.

Section 5.09. Control by Holders of Securities. The Holders of a majority in aggregate principal amount of the Securities of each series affected (with all such series voting as a single class) at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 7.01) the Trustee shall have the right to decline to follow any such direction if the Trustee has not received such reasonable indemnity and security as it may require against costs, expenses and liabilities to be incurred by it or if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all series so affected not joining in the giving of said direction, it being understood that (subject to Section 7.01) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.

Section 5.10. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding with respect to which an Event of Default or a default shall have occurred and be continuing (voting as a single class) may on behalf of the Holders of all such Securities waive any past Event of Default or default and its consequences, except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected. In the case of any such waiver, the Issuer, the Trustee and the Holders of all such Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Upon any such waiver, such Event of Default or default, together with the payment of the Trustee’s fees and expenses related to such waiver, shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default or default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or default or impair any right consequent thereon.

Section 5.11. Trustee to Give Notice of Default; But May Withhold in Certain Circumstances. Subject to its prior receipt of written notice of an Event of Default or a default, the Trustee shall, within ninety days after the occurrence of an Event of Default or a default with respect to the Securities of any series, give notice of all Events of Default or defaults with respect to that series known to the Trustee (i) if any Bearer Securities of a series affected are then Outstanding, to the Holders thereof, (A) by mail to such Holders who have filed their names and addresses with the Trustee within the two years preceding the notice at such addresses as were so furnished to the Trustee and (B) either through the customary notice provisions of the clearing system or systems through which beneficial interests in such Bearer Securities are owned if such Bearer Securities are held only in global form or by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York, and at least once in an Authorized Newspaper in London (and, if required by Section 3.06, at least once in an Authorized Newspaper in Luxembourg), and (ii) if any Registered Securities of a series affected are then Outstanding, by mailing notice to the Holders of then Outstanding Registered Securities of each series affected at their addresses as they shall appear on the registry books, unless in each case such defaults shall have been cured before the mailing or publication of such notice (the term “defaults” for the purpose of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, a default in the payment of the principal of or interest on any Securities of any series or an Event of Default); provided that, except in the case of default in the payment of the principal of or interest on any of the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such series.

Section 5.12. Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Security or Coupon by such Person’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders of any series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such series, or, in the case of any suit relating to Securities of more than one but less than all series, 10% in aggregate principal amount of Securities then Outstanding and affected thereby, or, in the case of any suit relating to all the Securities then Outstanding, 10% in aggregate principal amount of all Securities then Outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security or any date fixed for redemption.

ARTICLE 6

RESOLUTION MEASURES

Section 6.01. Securities Subject to Resolution Measures. By acquiring the Securities, the Holders (including the Beneficial Owners) shall be bound by and shall be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority.

(a)    Under the relevant resolution laws and regulations as applicable to the Issuer from time to time, the Securities may be subject to the powers exercised by the competent resolution authority to:

(i)    write down, including write down to zero, the claims for payment of the principal amount, the interest amount, if any, or any other amount in respect of the Securities;

(ii)    convert the Securities into ordinary shares of (A) the Issuer or (B) any group entity or (C) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier one capital (and the issue to or conferral on the Holders (including the Beneficial Owners) of such ordinary shares or instruments); and/or

(iii)    apply any other resolution measure, including, but not limited to, (A) any transfer of the Securities to another entity, (B) the amendment, modification or variation of the terms and conditions of the Securities or (C) the cancellation of the Securities;

(each, a “Resolution Measure”).

For the avoidance of doubt, any non-payment by the Issuer arising out of any such Resolution Measure will not constitute a failure by the Issuer under the terms of the Securities or this Indenture to make a payment of principal of, interest on, or other amounts owing under the Securities.

(b)    By its acquisition of the Securities, each Holder (including each Beneficial Owner) shall be deemed irrevocably to have agreed:

(i)    to be bound by, to acknowledge and to accept any Resolution Measure and any amendment, modification or variation of the terms and conditions of the Securities to give effect to any Resolution Measure;

(ii)    that it will have no claim or other right against the Issuer arising out of any Resolution Measure; and

(iii)    that the imposition of any Resolution Measure will not constitute an Event of Default or a default (A) under the Securities, (B) under this Indenture or (C) for the purpose of, but only to the fullest extent permitted by, the Trust Indenture Act (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act) and applicable law.

(c)    The terms and conditions of the Securities shall continue to apply in relation to the residual principal amount of, or outstanding amount payable in respect of, the Securities, subject to any modification of the amount of interest payable, if any, to reflect the reduction of the principal amount, and any further modification of the terms that the competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the Federal Republic of Germany.

(d)    No repayment of any then-current principal amount of the Securities or payment of interest or any other amount thereon (to the extent of the portion thereof affected by the imposition of a Resolution Measure) shall become due and payable after the imposition of any Resolution Measure by the competent resolution authority, unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the Federal Republic of Germany then applicable to the Issuer.

(e)    By its acquisition of the Securities, each Holder (including each Beneficial Owner) waives, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the Trustee or the Agents for, agrees not to initiate a suit against the Trustee or the Agents in respect of, and agrees that the Trustee and the Agents shall not be liable for, any action that the Trustee or the Agents take, or abstain from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the Securities.

(f)    Upon the imposition of a Resolution Measure by the competent resolution authority with respect to the Securities, the Issuer shall provide a written notice directly to the clearing system or clearing systems and to Holders in accordance with Section12.04 as soon as practicable regarding such imposition of a Resolution Measure by the competent resolution authority for purposes of notifying Holders of such occurrence. The Issuer shall also deliver a copy of such notice to the Trustee and the Agents for information purposes, and the Trustee and the Agents shall be entitled to rely, and will not be liable for relying, on the competent resolution authority and the Resolution Measure identified in such notice. Any delay or failure by the Issuer to give notice shall not affect the validity or enforceability of any Resolution Measure nor the effects thereof on the Securities.

(g)    If any Securities are called or being called for redemption or repurchase by the Issuer, but the competent resolution authority has imposed a Resolution Measure with respect to the Securities prior to the payment of the redemption or repurchase amount, the relevant redemption or repurchase notice, if any, shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption or repurchase amount will be due and payable.

(h)    Upon the imposition of any Resolution Measure by the competent resolution authority, the Trustee shall not be required to take any further directions from Holders of the Securities under Section 5.09, which section authorizes Holders of a majority in aggregate principal amount of the Securities at the time Outstanding to direct certain actions relating to the Securities, and if any such direction was previously given under Section 5.09 to the Trustee by the Holders, it shall automatically cease to be effective, be null and void and have no further effect. This Indenture shall impose no duties, obligations or liabilities upon the Trustee or the Agents whatsoever with respect to the imposition of any Resolution Measure by the competent resolution authority. The Trustee and the Agents shall be fully protected in acting or refraining from acting in accordance with a Resolution Measure. Notwithstanding the foregoing, if, following completion of the imposition of a Resolution Measure by the competent resolution authority, the Securities remain outstanding (for example, if the imposition of a Resolution Measure results in only a partial write-down of the principal of the Securities), then the Trustee’s and each Agent’s duties under this Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Issuer, the Trustee and the Agents agree pursuant to a supplemental indenture, unless the Issuer, the Trustee and the Agents agree that a supplemental indenture is not necessary.

(i)    By the acquisition of the Securities, each Holder (including each Beneficial Owner) shall be deemed irrevocably to have (i) consented to the imposition of any Resolution Measure as it may be imposed without any prior notice by the competent resolution authority of its decision to exercise such power with respect to the Securities, (ii) authorized, directed and requested the Depositary and any direct participant in the Depositary or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the imposition of any Resolution Measure with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holders of the Securities, the Trustee or the Agents and (iii) acknowledged and accepted that the provisions contained in this Section are exhaustive on the matters described in this Section to the exclusion of any other agreements, arrangements or understandings between it and the Issuer relating to the terms and conditions of the Securities.

(j)    If the competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding principal amount of the Securities, unless the Trustee or the Agents are otherwise instructed by the Issuer or the competent resolution authority, any cancellation, write-off or conversion into equity made in respect of the Securities pursuant to the Resolution Measure will be made on a substantially pro rata basis among the Securities of any series.

Any obligations of the Holders to indemnify the Trustee and the Agents under this Indenture shall survive the imposition of a Resolution Measure by the competent resolution authority with respect to the Issuer or the Securities. To the extent not otherwise specifically precluded by a Resolution Measure (whether or not such Resolution Measure is expressly referring to the relevant indemnities or is precluding the relevant indemnities generally), the Issuer’s obligations to indemnify the Trustee and the Agents in accordance with Sections and 7.06 shall survive the imposition of a Resolution Measure by the competent resolution authority with respect to the Issuer or the Securities. For the avoidance of doubt, any and all amounts due and owing to the Trustee under any provision of the Indenture shall be payable within six (6) days of the date specified for payment or where no date is specified, the date on which the Trustee demands payment in accordance with the applicable provision of the Indenture.

ARTICLE 7

CONCERNING THE TRUSTEE AND AGENT

Section 7.01. Duties and Responsibilities of the Trustee and Agent; During Default; Prior to Default. (a) Subject to its prior receipt of written notice of an Event of Default or a default, in case an Event of Default or a default with respect to the Securities of a series has occurred (which has not been cured or waived) the Trustee shall exercise with respect to such series of Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(a)    Subject to its prior receipt of written notice of an Event of Default or a default, prior to the occurrence of an Event of Default or a default with respect to the Securities of any series and after the curing or waiving of such Event of Default or all such defaults with respect to such series which may have occurred:

(i)    the duties and obligations of the Trustee and Agent with respect to the Securities of any series shall be determined solely by the express provisions of this Indenture, and the Trustee and Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee or Agent; and

(ii)    in the absence of willful misconduct on the part of the Trustee or Agent, the Trustee and Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any Officer’s Certificate, Opinion of Counsel, statements, certificates or opinions furnished to the Trustee or Agent and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee or Agent, the Trustee or Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(b)    No provision of this Indenture shall be construed to relieve the Trustee or Agent from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)    the Trustee or Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or Agent, unless it shall be proved that the Trustee or Agent was negligent in ascertaining the pertinent facts; and

(ii)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 5.09 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(iii)    None of the provisions contained in this Indenture shall require the Trustee or Agent to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if an adequate indemnity and security against such liability is not reasonably assured to it.

(iv)    This subsection shall not be construed to limit subsection (b) of this Section.

The provisions of this Section are in furtherance of and subject to Section 315 of the Trust Indenture Act.

Section 7.02. Certain Rights of the Trustee and Agent. In furtherance of and subject to the Trust Indenture Act, and subject to Section 7.01:

(a)    before the Trustee or the Agent acts or refrains from acting in response to any instruction of the Issuer, it may require an Officer’s Certificate, an Opinion of Counsel or both and the Trustee and Agent may rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)    any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board may be evidenced to the Trustee or the Agent by a copy thereof certified by the secretary or an assistant secretary of the Issuer;

(c)    the Trustee or Agent may consult with counsel and any written advice or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

(d)    the Trustee or Agent shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee or Agent security and indemnity reasonably acceptable to the Trustee or Agent, as the case may be, against the costs, expenses and liabilities which might be incurred therein or thereby;

(e)    the Trustee or Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f)    the Trustee or Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected then Outstanding; provided that, if the payment within a reasonable time to the Trustee or Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or Agent, not reasonably assured to the Trustee or Agent by the security afforded to it by the terms of this Indenture, the Trustee or Agent may require reasonable indemnity and security against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or, if paid by the Trustee or Agent or any predecessor Trustee or Agent, shall be repaid by the Issuer upon demand;

(g)    the Trustee or Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee or Agent shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(h)    in no event shall the Trustee or the Agents be responsible or liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i)    the right of the Trustee to perform any discretionary act identified as such in this Indenture shall not be construed as a duty and no Agent shall be required to perform any discretionary duty or act;

(j)    the Trustee shall not be deemed to have notice of any Event of Default or default unless written notice of any event which is in fact such an Event of Default or a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture, including but not limited to notice by the Paying Agent in accordance with Section 3.04(b) hereof;

(k)    the rights, privileges, protections, immunities and benefits given to the Trustee (or any Agent), including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee or by any Agent in each of its capacities hereunder; and

(l)    the Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03. Trustee and Agents Not Responsible for Recitals, Disposition of the Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and neither the Trustee nor any of the Agents assumes any responsibility for the correctness of the same. Neither Trustee nor Agent makes any representation as to the validity or sufficiency of this Indenture, an accompanying prospectus or prospectus supplement, or of the Securities or Coupons. Neither Trustee nor Agent shall be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

Section 7.04. Trustee and Agents May Hold Securities or Coupons; Collections, Etc. The Trustee, Agent or any agent of the Issuer or the Trustee or Agent, in its individual or any other capacity, may become the owner or pledgee of Securities or Coupons with the same rights it would have if it were not the Trustee or Agent or such agent and may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee, Agent or such other agent of the Issuer or the Trustee.

Section 7.05. Monies Held by Trustee. Subject to the provisions of Section 11.03 hereof, all monies received by the Trustee or Paying Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor Paying Agent nor any agent of the Issuer the Trustee or Paying Agent shall be under any liability for interest on any monies received by it hereunder.

Section 7.06. Compensation and Indemnification of Trustee and Agent and Their Prior Claim. The Issuer covenants and agrees to pay to the Trustee and Agent from time to time, and the Trustee and Agent shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee, Agent and each predecessor Trustee and Agent upon its request for all reasonable fees, expenses, charges, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except any such fees, expense, charges, disbursement or advance as may arise from its negligence or willful misconduct. The Issuer also covenants to indemnify the Trustee, Agent and each predecessor Trustee and Agent and all of their respective officers, directors and employees, for and to hold it harmless against, any loss, liability or fees, expenses and charges, disbursements and advances incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability. The obligations of the Issuer under this Section to compensate and indemnify the Trustee, Agent and each predecessor Trustee and Agent and to pay or reimburse the Trustee, Agent and each predecessor Trustee and Agent for fees, expenses, charges, disbursements and advances shall constitute additional indebtedness and a prior claim hereunder to secure the obligations of the Issuer to the Trustee and the Agents, and shall survive the satisfaction and discharge of this Indenture and any termination. The parties hereto agree that when the Trustee or the Agents render any services hereunder in connection with a bankruptcy or insolvency of the Issuer, those services shall be treated as expenses of administration. The rights and protections of this Section shall survive the satisfaction, discharge or termination of this Indenture, or the earlier removal or resignation of the Trustee or any Agent.

Section 7.07. Right of Trustee and Agent to Rely on Officers’ Certificate, Etc. Subject to Sections 7.01 and 7.02, whenever in the administration of the trusts of this Indenture the Trustee or Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee or Agent, be deemed to be conclusively proved and established by an Officers’ Certificate and/or an Opinion of Counsel delivered to the Trustee or Agent, and such certificate and/or Opinion of Counsel, in the absence of negligence or willful misconduct on the part of the Trustee or Agent, shall be full warrant to the Trustee or Agent for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08. Indentures not Creating Potential Conflicting Interests for the Trustee or Agent. The following indenture is hereby specifically described for the purposes of Section 310(b)(1) of the Trust Indenture Act: this Indenture with respect to the Securities of any other series.

Section 7.09. Persons Eligible for Appointment as Trustee. The Trustee for each series of Securities hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any state or the District of Columbia having a combined capital and surplus of at least $50,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by U.S. federal, state or District of Columbia authority. Such corporation shall have a place of business in the Borough of Manhattan, The City of New York if there be such a corporation in such location willing to act upon reasonable and customary terms and conditions. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

The provisions of this Section are in furtherance of and subject to Section 310(a) of the Trust Indenture Act.

Section 7.10. Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving 30 days’ prior written notice of resignation to the Issuer and (i) if any Bearer Securities of a series affected are then Outstanding, by giving notice of such resignation to the Holders thereof (A) by mail to such Holders who have filed their names and addresses with the Trustee within the two years preceding the notice at such addresses as were so furnished to the Trustee and (B) either through the customary notice provisions of the clearing system or systems through which beneficial interests in such Bearer Securities are owned if such Bearer Securities are held only in global form or by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York, and at least once in an Authorized Newspaper in London (and, if required by Section 3.06, at least once in an Authorized Newspaper in Luxembourg), and (ii) if any Registered Securities of a series affected are then Outstanding, by mailing notice of such resignation to the Holders of then Outstanding Registered Securities of each series affected at their addresses as they shall appear on the registry books. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by two Authorized Signatories, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 5.12, on behalf of itself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)    In case at any time any of the following shall occur:

(i)    the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act with respect to any series of Securities after written request therefor by the Issuer or by any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months; or

(ii)    the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 of this Indenture and Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Issuer or by any Securityholder; or

(iii)    the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged to be bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by written instrument, in duplicate, executed by Authorized Signatories of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 315(e) of the Trust Indenture Act, any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months may on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)    The Holders of a majority in aggregate principal amount of the Securities of each series at the time outstanding may at any time remove the Trustee with 30 days’ prior written notice to the Trustee with respect to Securities of such series and appoint a successor trustee with respect to the Securities of such series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 8.01 of the action in that regard taken by the Securityholders.

(d)    Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

(e)    Any Agent may at any time resign by giving 30 days’ prior written notice to the Issuer. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor agent or agents. If no successor agent shall have been so appointed within 30 days after the mailing of such notice or resignation, the resigning agent may petition any court of competent jurisdiction for the appointment of a successor agent, or for other appropriate relief, at the sole cost of the Issuer. The Issuer may remove any Agent with 30 days’ prior written notice to such Agent.

Section 7.11. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 11.03, pay over to the successor trustee all monies at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.

If a successor trustee is appointed with respect to the Securities of one or more (but not all) series, the Issuer, the predecessor Trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor trustee with respect to the Securities of any series as to which the predecessor trustee is not retiring shall continue to be vested in the predecessor trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee’s co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts under separate indentures.

No successor trustee with respect to any series of Securities shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be qualified under Section 310(b) of the Trust Indenture Act and eligible under the provisions of Section 7.09.

Upon acceptance of appointment by any successor trustee as provided in this Section, the Issuer shall give notice thereof (i) if any Bearer Securities of a series affected are then Outstanding, to the Holders thereof, (A) by mail to such Holders who have filed their names and addresses with the Trustee within the two years preceding the notice at such addresses as were so furnished to the Trustee and (B) either through the customary notice provisions of the clearing system or systems through which beneficial interests in such Bearer Securities are owned if such Bearer Securities are held only in global form or by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York and at least once in an Authorized Newspaper in London (and, if required by Section 3.06, at least once in an Authorized Newspaper in Luxembourg), and (ii) if any Registered Securities of a series affected are then Outstanding, by mailing notice to the Holders of then Outstanding Registered Securities of each series affected at their addresses as they shall appear on the registry books. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 7.10. If the Issuer fails to give such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Issuer.

Section 7.12. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under Section 310(b) of the Trust Indenture Act and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities of such series or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of any series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.13. Appointment of Authenticating Agent and Calculation Agent. As long as any Securities of a series remain Outstanding, the Issuer may, by an instrument in writing, appoint an authenticating agent (the “Authenticating Agent”) which shall be authorized to act on behalf of the Trustee to authenticate Securities, including Securities issued upon exchange, registration of transfer, partial redemption or pursuant to Section 2.09. Securities of each such series authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee. Whenever reference is made in this Indenture to the authentication and delivery of Securities of any series by the Trustee or to the Trustee’s Certificate of Authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent for such series and a Certificate of Authentication executed on behalf of the Trustee by such Authenticating Agent. Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $5,000,000 (determined as provided in Section 7.09 with respect to the Trustee) and subject to supervision or examination by U.S. federal or state authority.

Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to all series of Securities for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the Trustee and to the Issuer.

Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section with respect to one or more series of Securities, the Issuer shall appoint a successor Authenticating Agent and the Issuer shall provide notice of such appointment to the Trustee and all Holders of Securities of such series in the manner and to the extent provided in Section 12.04. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. The Issuer agrees to pay to the Authenticating Agent for such series from time to time reasonable compensation. The Authenticating Agent for the Securities of any series shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee.

Sections 7.02, 7.03, 7.04, 7.06, 7.09 and 8.03 shall be applicable to any Authenticating Agent.

The Issuer may, by a separate agreement, appoint a calculation agent (“Calculation Agent”) with respect to one or more series of Securities.

Pursuant to this Section, DBTCA is hereby appointed to act as the initial Authenticating Agent with respect to the Securities.

Section 7.14. Waiver of Jury Trial. EACH OF THE ISSUER, THE TRUSTEE, EACH HOLDER AND EACH OF THE AGENTS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.15. Force Majeure. The Trustee or Agents shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee or Agents (including but not limited to (a) any act or provision of any present or future law or regulation or governmental authority, (b) any act of God or war, (c) local or national disturbance or disaster, (d) any act of terrorism, (e) strikes, (f) work stoppages, (g) civil or military disturbances, (h) nuclear or natural catastrophes, (i) epidemics or pandemics, (j) interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, or (k) the unavailability of the Federal Reserve Bank wire, facsimile or other wire or communication facility).

Section 7.16. Tax Covenant. In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to this Indenture in effect from time to time (“applicable tax law”) that a foreign financial institution, issuer, trustee, paying agent or other party is or has agreed to be subject to, the Issuer agrees:

(a)    to provide to the Trustee and the Paying Agent, upon its reasonable request, following any significant modification for U.S. federal income tax purposes of the terms of any Securities:

(i)    to the extent such information has not been disclosed in the relevant base prospectus, prospectus supplement, final terms or pricing supplement, sufficient information about the source and character for U.S. federal income tax purposes of any payment to be made by it pursuant to this Indenture or any other agreement or documentation relating to such Securities so as to enable the Trustee and the Paying Agent to determine whether and in what amount the Trustee and the Paying Agent is obliged to make any withholding or deduction pursuant to FATCA, and any regulations or agreements thereunder or official interpretations thereof;

(ii)    to the extent that such information is reasonably available to the Issuer, the Trustee and the Paying Agent, all documentation and other information as may reasonably be requested in writing by the Trustee and the Paying Agent from time to time in order to enable the Trustee and the Paying Agent, as applicable, to comply with their obligations under FATCA; and

(iii)    notify the Trustee and the Paying Agent in writing within 30 days of becoming aware of any relevant change to the information provided under subclause (ii) above that affects the Issuer’s tax status for FATCA purposes; and

(b)    that the Trustee and the Paying Agent shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with applicable tax law for which the Trustee and the Paying Agent shall not have any liability.

The terms of this paragraph shall survive the satisfaction and discharge of this Indenture.

Section 7.17. USA Patriot Act. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act), all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account with DBTCA. To the extent permitted by law, the parties to this Indenture agree that they will provide to the Agents such information as it may reasonably request in order for the Agents to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

ARTICLE 8

CONCERNING THE SECURITYHOLDERS

Section 8.01. Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 7.01 and 7.02) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article 8.

Section 8.02. Proof of Execution of Instruments and of Holding of Securities. Subject to Sections 7.01 and 7.02, the execution of any instrument by a Securityholder or its agent or proxy may be proved in the following manner:

(a)    The fact and date of the execution by any Holder of any instrument may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the person executing such instruments acknowledged to it the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute sufficient proof of the authority of the person executing the same. The fact of the holding by any Holder of an Bearer Security of any series, and the identifying number of such Security and the date of its holding the same, may be proved by the production of such Security or by a certificate executed by any trust company, bank, banker or recognized securities dealer wherever situated satisfactory to the Trustee, if such certificate shall be deemed by the Trustee to be satisfactory. Each such certificate shall be dated and shall state that on the date thereof a Security of such series bearing a specified identifying number was deposited with or exhibited to such trust company, bank, banker or recognized securities dealer by the Person named in such certificate. Any such certificate may be issued in respect of one or more Bearer Securities of one or more series specified therein. The holding by the Person named in any such certificate of any Bearer Securities of any series specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (1) another certificate bearing a later date issued in respect of the same Securities shall be produced, (2) the Security of such series specified in such certificate shall be produced by some other Person, or (3) the Security of such series specified in such certificate shall have ceased to be Outstanding. Subject to Sections 7.01 and 7.02, the fact and date of the execution of any such instrument and the amount and numbers of Securities of any series held by the Person so executing such instrument and the amount and numbers of any Security or Securities for such series may also be proven in accordance with such reasonable rules and regulations as may be prescribed by the Trustee for such series or in any other manner which the Trustee for such series may deem sufficient.

(b)    In the case of Registered Securities, the ownership of such Securities shall be proved by the Security register or by a certificate of the Security registrar.

The Issuer may set a record date for purposes of determining the identity of Holders of Registered Securities of any series entitled to vote or consent to any action referred to in Section 8.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, with respect to Registered Securities of any series, only Holders of Registered Securities of such series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.

Section 8.03. Holders to be Treated as Owners. The Issuer, the Trustee, Agent and any agent of the Issuer or the Trustee may deem and treat the Person in whose name any Security shall be registered upon the Security register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder of any Bearer Security and the Holder of any Coupon as the absolute owner of such Bearer Security or Coupon (whether or not such Bearer Security or Coupon shall be overdue) for the purpose of receiving payment thereof or on account thereof and for all other purposes and neither the Issuer, the Trustee, nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Security or Coupon.

Section 8.04. Securities Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor on the Securities with respect to which such determination is being made or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities when a Responsible Officer of the Trustee receives written notice that such Securities are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described Persons; and, subject to Sections 7.01 and 7.02, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

Section 8.05. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities affected by such action.

ARTICLE 9

SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures Without Consent of Securityholders. The Issuer and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)    to evidence the succession of another corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Article 10;

(b)    to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as the Issuer and the Trustee shall consider to be for the protection of the Holders of Securities or Coupons, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions a default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such a default or may limit the remedies available to the Trustee upon such a default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such a default;

(c)    to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make any other provisions as the Issuer may deem necessary or desirable, provided that no such action shall adversely affect the interests of the Holders of the Securities or Coupons;

(d)    to establish the forms or terms of Securities of any series or of the Coupons appertaining to such Securities as permitted by Sections 2.01 and 2.03;

(e)    to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 7.11; and

(f)    to give effect to any variation to the terms of the Securities as a result of the imposition of any Resolution Measure;

in each case, as permitted by relevant laws and regulations and subject to approval by the competent supervisory or resolution authority, as applicable.

The Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 9.02.

Section 9.02. Supplemental Indentures With Consent of Securityholders. With the consent (evidenced as provided in Article 8) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such supplemental indenture (voting as one class), the Issuer, when authorized by a resolution of its Board (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series or of the Coupons appertaining to such Securities; provided, that no such supplemental indenture shall (a) (i) change the final maturity of any Security, (ii) reduce the principal amount thereof, (iii) reduce the rate or change the time of payment of interest thereon, (iv) reduce any amount payable on redemption thereof, (v) make the principal thereof (including any amount in respect of original issue discount), or interest thereon payable in any coin or currency other than that provided in the Securities and Coupons or in accordance with the terms thereof, (vi) modify or amend any provisions for converting any currency into any other currency as provided in the Securities or Coupons or in accordance with the terms thereof, (vii) reduce the amount of the principal of an Original Issue Discount Security that would be provable in bankruptcy pursuant to Section 5.02 or (viii) alter the provisions of Section 12.12 or Section 12.14 or impair or affect the right of any Securityholder to institute suit for the payment thereof or, if the Securities provide therefor, any right of repayment at the option of the Securityholder, in each case without the consent of the Holder of each Security so affected, or (b) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected. However, no such indenture supplemental hereto shall be entered into unless such indenture is permitted by relevant laws and regulations and, if applicable, approved by the competent supervisory or resolution authority.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series, or of Coupons appertaining to such Securities, with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or of the Coupons appertaining to such Securities.

Upon the request of the Issuer, and upon the filing with the Trustee of evidence of the consent of the Holders of the Securities as aforesaid and other documents, if any, required by Section 8.01, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Issuer shall give notice thereof (i) if any Bearer Securities of a series affected are then Outstanding, to the Holders thereof, (A) by mail to such Holders who have filed their names and addresses with the Trustee within the two years preceding the notice at such addresses as were so furnished to the Trustee and (B) either through the customary notice provisions of the clearing system or systems through which beneficial interests in such Bearer Securities are owned if such Bearer Securities are held only in global form or by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York, and at least once in an Authorized Newspaper in London (and, if required by Section 3.06, at least once in an Authorized Newspaper in Luxembourg) and (ii) if any Registered Securities of a series affected are then Outstanding, by mailing notice thereof by first class mail to the Holders of then Outstanding Registered Securities of each series affected at their addresses as they shall appear on the registry books, and in each case such notice shall set forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.04. Documents to be Given to Trustee. The Trustee, subject to the provisions of Sections 7.01 and 7.02, may receive an Officers’ Certificate and an Opinion of Counsel, stating that the relevant supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent under this Indenture have been complied with, as conclusive evidence that any such supplemental indenture executed pursuant to this Article 9 complies with the applicable provisions of this Indenture and that such supplemental indenture constitutes the legal, valid and binding obligation of the Issuer subject to the customary exceptions.

Section 9.05. Notation on Securities in Respect of Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Issuer for such series as to any matter provided for by such supplemental indenture or as to any action taken by Securityholders. If the Issuer or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Issuer, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.

ARTICLE 10

CONSOLIDATION, MERGER, SALE OR CONVEYANCE; OFFICE SUBSTITUTION

Section 10.01. Successor Corporation Substituted. In case of any merger or consolidation or sale, lease or conveyance of all or substantially all of the Issuer’s assets to any other Person, the successor legal entity or the Person which acquires by sale, lease or conveyance substantially all the assets of the Issuer (if other than the Issuer) may succeed to and be substituted for the Issuer, with the same effect as if it had been named herein¸ provided that all required approvals have been granted by the competent supervisory authority. Such successor corporation shall enter into a supplemental indenture pursuant to Section 9.01 (a) or Section 9.01 (f), and may, subject to all the terms, conditions and limitations provided in this Indenture shall, cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all holders of the Securities issuable hereunder which together with any Coupons appertaining thereto theretofore shall not have been signed by the Issuer and delivered to the Trustee; upon an Issuer Order of such successor corporation, instead of the Issuer, the Trustee shall authenticate and shall deliver any Securities together with any Coupons appertaining thereto which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued together with any Coupons appertaining thereto shall in all respects have the same legal rank, be subject to the imposition of Resolution Measures, and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof. In case of any such consolidation, merger, sale, lease or conveyance such changes in phrasing and form (but not in substance) may be made in the Securities and Coupons thereafter to be issued as may be appropriate.

In the event of any such sale or conveyance (other than a conveyance by way of lease) the Issuer or any successor corporation which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

Section 10.02. Office Substitution. The Issuer may issue one or more series of Securities permit the Issuer at any time, without the consent of the Holders or the Trustee, to designate another Office of the Issuer as substitute for the Office through which the Issuer has acted to issue the Securities of such series with the same effect as if such substitute Office had been originally named as the Office through which the Issuer had acted to issue the Securities of such series for all purposes under the Indenture and the Securities of such series. In order to give effect to such substitution, the Issuer shall give notice of such substitution to the Trustee and the Holders of the Securities of such series. With effect from the substitution date, such substitute Office shall, without any amendment of the Securities of such series or entry into any supplemental indenture, assume all of the obligations of the originally-named Office as principal obligor under the Securities of such series.

The Trustee shall be entitled to receive an Officer’s Certificate and Opinion of Counsel required by Section 9.04 in connection with any request by the Issuer to execute a supplemental indenture in connection with this Section 10.01.

ARTICLE 11

SATISFACTION AND DISCHARGE OF INDENTURE, UNCLAIMED MONIES

Section 11.01. Satisfaction and Discharge of Indenture. If at any time (i) the Issuer shall have paid or caused to be paid the principal of and interest on all the Securities of any series Outstanding hereunder and all unmatured Coupons appertaining thereto (other than Securities of such series and Coupons appertaining thereto which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09) as and when the same shall have become due and payable or (ii) the Issuer shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated and all unmatured Coupons appertaining thereto (other than any Securities of such series and Coupons appertaining thereto which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09), then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange of Securities of such Series and of Coupons appertaining thereto and the Issuer’s right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities or Coupons, (iii) rights of Holders of Securities and Coupons appertaining thereto to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor, (iv) payment of any and all amounts due to the Trustee and provision for the survival of the rights, obligations, duties and immunities of the Trustee hereunder, and (v) the obligations of the Issuer under Section 3.02) and the Trustee, on demand of the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture; provided, that the rights of Holders of the Securities and Coupons to receive amounts in respect of principal of and interest on the Securities and Coupons held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities of such series.

Section 11.02. Repayment Of Monies Held By Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all monies then held by any Paying Agent under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

Section 11.03. Return of Monies Held by Trustee and Paying Agent Unclaimed for Two Years. Any monies deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest on any Security of any series or Coupons attached thereto and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee for such series or such Paying Agent, and the Holder of the Securities of such series and of any Coupons appertaining thereto shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such monies shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment with respect to monies deposited with it for any payment (a) in respect of Registered Securities of any series, shall at the expense of the Issuer, mail by first-class mail to Holders of such Securities at their addresses as they shall appear on the Security register, and (b) in respect of Bearer Securities of any series, shall at the expense of the Issuer either give through the customary notice provisions of the clearing system or systems through which beneficial interests in such Bearer Securities are owned if such Bearer Securities are held only in global form or cause to be published once, in an Authorized Newspaper in the Borough of Manhattan, The City of New York and once in an Authorized Newspaper in London (and if required by Section 3.06, once in an Authorized Newspaper in Luxembourg), notice, that such monies remain and that, after a date specified therein, which shall not be less than thirty days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

ARTICLE 12

MISCELLANEOUS PROVISIONS

Section 12.01. Incorporators, Stockholders, Officers and Directors of Issuer Exempt From Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities and the Coupons appertaining thereto by the Holders thereof and as part of the consideration for the issue of the Securities and the Coupons appertaining thereto.

Section 12.02. Provisions of Indenture for the Sole Benefit of Parties and Holders of Securities and Coupons. Nothing in this Indenture, in the Securities or in the Coupons appertaining thereto, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities or Coupons, if any, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities or Coupons, if any.

Section 12.03. Successors and Assigns of Issuer Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 12.04. Notices and Demands on Issuer, Trustee and Holders of Securities and Coupons. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities or Coupons to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail or by overnight delivery (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to Deutsche Bank Americas, c/o Office of the Corporate Secretary, 60 Wall Street, Mail Stop NYC60-3701, New York, New York 10005. Any notice, direction, request or demand by the Issuer or any Holder of Securities or Coupons to or upon the Trustee shall be deemed to have been sufficiently given or served by being deposited postage prepaid, first-class mail or by overnight delivery (except as otherwise specifically provided herein) addressed (until another address of the Trustee is filed by the Trustee with the Issuer) to:

The Bank of New York Mellon, London Branch, One Canada Square London, E14 5AL United Kingdom

with a copy to:	The Bank of New York Mellon Corporate Trust Administration Internal Corporate Trust Services Merck House Seldown, Poole Dorset BH15 1PX United Kingdom Email: Corpsov1@bnymellon.com

If to the Paying Agent or Registrar:	Deutsche Bank Trust Company Americas Trust and Agency Services 60 Wall Street, 24th Floor Mailstop NYC60-2405 New York, New York 10005 Fax: 732-578-4635 Attn: Corporates Team – Deutsche Bank AG

Where this Indenture provides for notice to Holders of Registered Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at its last address on the books of the Registrar, including in the case of a change of address by the Trustee, Issuer or Agent. In any case where notice to such Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail or send by overnight delivery notice to the Issuer when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided that the Trustee shall have no obligation to verify or confirm that the Person sending such notices, instructions or directions by unsecured email, pdf, facsimile transmission or other similar unsecured electronic methods is, in fact, a Person authorized to give such notices, instructions or directions. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

If the Trustee shall change its Corporate Trust Office or if any of the Agents shall change its respective office specified in this Section 12.04, it shall give to each other party to this Agreement not less than 30 days’ prior written notice to that effect giving the address of the changed office and stating the date on which the change is to take effect. The Issuer, the Trustee or the Paying Agent shall give to the Holders at least 15 days’ notice of such change and of the address of the changed office in accordance with the provisions of this Section 12.04.

Section 12.05. Officers’ Certificates and Opinions of Counsel; Statements to be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, such Person has made such examination or investigation as is necessary to enable such Person to express an opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which such Person’s certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which such Person’s certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which such Person’s certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee shall contain a statement that such firm is independent.

Section 12.06. Payments Due on Saturdays, Sundays or Holidays. Unless otherwise provided in Securities of a series, if the date for payment of interest on or the date of maturity of principal of the Securities of any series or any Coupons appertaining thereto or the date fixed for redemption or repayment of any such Security or Coupon shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of payment, the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

Section 12.07. Conflict of Any Provision of Indenture With Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

Section 12.08. New York Law to Govern. This Indenture and each Security and Coupon shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law and except with respect to the provisions in the third and fourth paragraphs of Section 2.03, relating to the ranking of the Securities and their status under Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz), which shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, including, in relation to such provisions, any determination of whether a Resolution Measure has been imposed on the Issuer.

Section 12.09. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective as delivery of a manually executed counterpart of this Indenture. Each of the parties to this Indenture represents that it has undertaken commercially reasonable steps to verify the identity of each individual person executing any such counterparts via electronic signature on behalf of such party and has and will maintain sufficient records of the same. This Indenture shall become effective when each party shall have received a counterpart hereof signed by all of the other parties to this Indenture.

Section 12.10. Electronic Signatures and Instructions with regards to the Trustee. The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and all documents required to be delivered hereunder including all related financing documents and delivered using Electronic Means; provided, however, that the Issuer and/or the obligor, as applicable, shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuer and/or the obligor, as applicable, whenever a person is to be added or deleted from the listing. The Issuer and the obligor, as applicable, understand and agree that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Issuer and the obligor, as applicable, shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Issuer, the obligor, as applicable, and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer and/or the obligor, as applicable. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Issuer and the obligor, as applicable, agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions where the Issuer or obligor has experienced a compromise or unauthorized use of its security procedures, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer and/or the obligor, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

Section 12.11. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 12.12. Securities in a Non-U.S. Currency. Unless otherwise specified in an Officers’ Certificate delivered pursuant to Section 2.03 of this Indenture with respect to a particular series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all series or all series affected by a particular action at the time Outstanding and, at such time, there are Outstanding Securities of any series which are denominated in a coin or currency other than U.S. Dollars, then the principal amount of Securities of such series which shall be deemed to be Outstanding for the purpose of taking such action shall be that amount of U.S. Dollars that could be obtained for such amount at the Market Exchange Rate. For purposes of this Section, “Market Exchange Rate” shall mean the noon U.S. Dollar buying rate in New York City for cable transfers of that currency as published by the Federal Reserve Bank of New York. If such Market Exchange Rate is not available for any reason with respect to such currency, the Issuer shall appoint a foreign exchange agent to calculate, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in The City of New York or in the country of issue of the currency in question, or such other quotations as such foreign exchange agent shall deem appropriate. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a series denominated in a currency other than U.S. Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture including without limitation any determination contemplated in Section 5.06.

All decisions and determinations regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and irrevocably binding upon the Issuer and all Holders.

Section 12.13. Submission to Jurisdiction. The Issuer agrees that any legal suit, action or proceeding arising out of or based upon this Indenture may be instituted in any U.S. state or federal court in the Borough of Manhattan, City and State of New York, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such court in any suit, action or proceeding. The Issuer has appointed DB USA Corporation, c/o Office of the Corporate Secretary, 60 Wall Street, Mail Stop NYC60-3701, New York, New York 10005, as its authorized agent (the “Authorized Agent”) upon which process may be instituted in any U.S. state or federal court in the Borough of Manhattan, City and State of New York and the Issuer expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable unless and until a successor authorized agent, located or with an office in the Borough of Manhattan, City and State of New York, shall have been appointed by the Issuer and such appointment shall have been accepted by such successor authorized agent. The Issuer represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Issuer shall be deemed, in every respect, effective service of process upon the Issuer. Nothing in this Indenture, in particular the application of the laws of the Federal Republic of Germany to the provisions of the third and fourth paragraphs of Section 2.03, shall be deemed a submission by the Trustee to the jurisdiction of any court other than those specified in this Section 12.13.

Section 12.14. Judgment Currency. The Issuer agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

ARTICLE 13

REDEMPTION OF SECURITIES

Section 13.01. Applicability of Article; Approval by Competent Resolution Authority. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity. Any redemption of the Securities of any series prior to their scheduled maturity shall be subject to (i) receipt by the Issuer of prior written approval of the competent authority; and (ii) compliance with any other regulatory requirements. If the Securities are redeemed without prior written approval of such competent resolution authority, then the amounts paid on the Securities must be returned to the Issuer irrespective of any agreement to the contrary.

Section 13.02. Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Registered Securities of any series to be redeemed as a whole or in part at the option of the Issuer shall be given by mailing notice of such redemption by first class mail, postage prepaid, to such Holders of Securities of such series at their last addresses as they shall appear upon the registry books or if all Securities are in global form by delivery of such notice to the applicable clearing system or systems at least 30 days and not more than 60 days prior to the date fixed for redemption, or within such other redemption notice period as has been designated for any Securities of such series pursuant to Section 2.03 or 2.04 (the “Redemption Notice Period”). Notice of redemption to the Holders of Bearer Securities to be redeemed as a whole or in part, who have filed their names and addresses with the Registrar within two years preceding such notice of redemption, shall be given by mailing notice of such redemption, by first class mail, postage prepaid, at least 30 and not more than 60 days prior to the date fixed for redemption or within any applicable Redemption Notice Period to such Holders at such addresses as were so furnished to the Registrar (and, in the case of any such notice given by the Issuer, the Registrar shall make such information available to the Issuer for such purpose). Notice of redemption to all other Holders of Bearer Securities shall be published by the Issuer in an Authorized Newspaper in the Borough of Manhattan, The City of New York and in an Authorized Newspaper in London (and, if required by Section 3.06, in an Authorized Newspaper in Luxembourg), in each case, once in each of three successive calendar weeks, the first publication to be not less than 30 nor more than 60 days prior to the date fixed for redemption or within any applicable Redemption Notice Period; provided that notice to Holders of Bearer Securities held only in global form may be made, at the option of the Issuer, through the customary notice provisions of the clearing system or systems through which beneficial interests in such Bearer Securities are owned. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

The notice of redemption to each such Holder shall specify, the principal amount of each Security of such series held by such Holder to be redeemed, the CUSIP number, the date fixed for redemption, the redemption price (or if not then ascertainable, the manner of calculation thereof), the place or places of payment, that payment will be made upon presentation and surrender of such Securities and, in the case of Securities with Coupons attached thereto, of all Coupons appertaining thereto maturing after the date fixed for redemption, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security of a series is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any series to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer.

On or before the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more Paying Agents (or, if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 3.04) an amount of money or other property sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. The Issuer will deliver to the Trustee at least 45 days prior to the date fixed for redemption or no more than 60 days prior to the first day of any applicable Redemption Notice Period an Officers’ Certificate stating the aggregate principal amount of Securities to be redeemed. In case of a redemption at the election of the Issuer prior to the expiration of any restriction on such redemption, the Issuer shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officers’ Certificate stating that such restriction has been complied with.

If less than all the Securities of a series are to be redeemed, the Registrar shall select, in such manner as it shall deem appropriate and fair, Securities of such Series to be redeemed in whole or in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any multiple thereof. The Registrar shall promptly notify the Issuer in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 13.03. Payment of Securities Called For Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue, and the unmatured Coupons, if any, appertaining thereto shall be void, and, except as provided in Sections 7.05 and 11.03, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, together with all Coupons, if any, appertaining thereto maturing after the date fixed for redemption, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that payment of interest becoming due on or prior to the date fixed for redemption shall be payable in the case of Securities with Coupons attached thereto, to the Holders of the Coupons for such interest upon surrender thereof, and in the case of Registered Securities, to the Holders of such Registered Securities registered as such on the relevant record date subject to the terms and provisions of Sections 2.03 and 2.07 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security.

If any Security with Coupons attached thereto is surrendered for redemption and is not accompanied by all appurtenant Coupons maturing after the date fixed for redemption, the surrender of such missing Coupon or Coupons may be waived by the Issuer and the Trustee, if there be furnished to each of them such security or indemnity as they may require to save each of them harmless.

Upon presentation of any Security other than a Registered Global Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

Section 13.04. Exclusion of Certain Securities From Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officers’ Certificate delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date hereof.

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:	/s/ Jonathan Blake
Name: Jonathan Blake
Title: Managing Director

By:	/s/ Thomas Rueckert
	Name:	Thomas Rueckert
	Title:	Vice President, Deutsche Bank Frankfurt Treasury

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Michael Lee
Name: Michael Lee
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, Authenticating Agent, Issuing Agent and Registrar

By:	/s/ Irina Golovashchuk
Name: Irina Golovashchuk
Title: Vice President

By:	/s/ Sebastian Hidalgo
Name: Sebastian Hidalgo
Title: Associate

Schedule I

Exhibit 4.6(a)

DEUTSCHE BANK AG

[INSERT BRANCH OFFICE THROUGH WHICH THE NOTE IS ISSUED, IF APPLICABLE]

[FORM OF FACE OF DEBT SECURITY]

FIXED RATE REGISTERED ELIGIBLE LIABILITIES SENIOR NOTE

REGISTERED	U.S. $[AGGREGATE
PRINCIPAL AMOUNT]
CERTIFICATE No.	CUSIP:
ISIN:

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

ELIGIBLE LIABILITIES SENIOR NOTES,

SERIES D

Fixed Rate Registered Eligible Liabilities Senior

Note

Trade Date	[ ]

Original Issue Date	[ ]

Maturity Date	[ ]

Principal Amount	[ ]

Aggregate Principal Amount	[ ]

Minimum Denominations	[ ]

Interest Rate	[ ]

Interest Payment Date(s)	[ ]

Interest Period(s)	[ ]

Interest Accrual Date	[ ]

Resolution Measures Provisions	This Note will be subject to the Resolution Measures provisions provided in the Indenture and on the reverse hereof

Office Substitution	[Applicable]

Initial Redemption Date	[ ]

Redemption Dates	[ ]

Redemption Notice Period	[ ]

Initial Redemption Percentage	[ ]

Annual Redemption Percentage Reduction	[ ]

Original Yield to Maturity	[ ]

Tax Redemption	[ ]

Payment of Additional Tax Amounts	[ ]

Other Provisions	[ ]

Deutsche Bank Aktiengesellschaft, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany, if so specified, acting through the office specified on the front page of this Note, (together with its successors and assigns, the    “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assignees, the amount of cash due with respect to the principal sum specified above on the Maturity Date specified above (except to the extent previously redeemed) and to pay interest thereon at the Interest Rate per annum specified above from and including the Interest Accrual Date specified above until but excluding the date the amount due with respect to the principal amount is paid or duly made available for payment (except as provided below) weekly, monthly, quarterly, semi-annually or annually in arrears on the Interest Payment Dates specified above in each year commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered Holder of this Note on the Record Date with respect to such second Interest Payment Date.

Interest on this Note will accrue from, and including, the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including, the Interest Accrual Date, to, but excluding the next Interest Payment Date or the date the amount due with respect to the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor

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Notes) is registered at the close of business on the date that is one New York Banking Day immediately preceding the relevant date of payment with respect to such Interest Payment Date (each such date, a “Record Date”); provided, however, that any interest payable at maturity (or on any redemption date) will be payable to the person to whom the amount due with respect to the principal hereof shall be payable.

Payment of the amount due with respect to the principal, premium, if any, and any interest due on this Note will be made by wire transfer of immediately available funds at the office or agency of the Paying Agent (as defined on the reverse hereof), maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. Dollars.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, acting on behalf of the Trustee, referred to on the reverse hereof by manual or electronic signature (in accordance with the requirements of the Indenture), this Note shall not be entitled to any benefit under the Indenture (as defined on the reverse hereof) or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED: [ ]	DEUTSCHE BANK AG [INSERT BRANCH OFFICE THROUGH WHICH THE NOTE IS ISSUED, IF APPLICABLE]

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This Note is one of the Securities referred

to in the within-mentioned Eligible Liabilities Senior Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Authenticating Agent

By:
Authorized Officer

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[FORM OF REVERSE OF SECURITY]

This Note is one of a duly authorized issue of Eligible Liabilities Senior Notes, Series D of the Issuer (the “Notes”). The Notes are issuable under an Amended and Restated Eligible Liabilities Senior Indenture, dated as of August 3, 2021, among the Issuer, The Bank of New York Mellon, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), and Deutsche Bank Trust Company Americas (“DBTCA”), as paying agent, authenticating agent, issuing agent and registrar (as may be amended or supplemented from time to time, the “Indenture”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed DBTCA acting through its principal corporate trust office in the Borough of Manhattan, The City of New York, as its paying agent (the “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The Issuer has appointed DBTCA as the authenticating agent (the “Authenticating Agent,” which term includes any additional or successor Authenticating Agent appointed by the Issuer) to act on behalf of the Trustee to authenticate the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

This Note will not be subject to any sinking fund. Unless otherwise indicated on the face hereof, this Note will not be redeemable prior to maturity.

If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof or on the Redemption Dates specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. Any redemption of this Note prior to its scheduled maturity shall be subject to (i) receipt by the Issuer of prior written approval of the competent resolution authority and (ii) compliance with any other regulatory requirements. If this Note is redeemed by the Issuer without the approval of such competent resolution authority, then the amounts paid on this Note must be returned to the Issuer irrespective of any agreement to the contrary.

If this Note is subject to “Annual Redemption Percentage Reduction,” the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered Holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 calendar days nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption date), as the case may be. Unless indicated otherwise on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

In the case where the calendar date indicated on the face hereof as the Interest Payment Date or the Maturity Date (or any redemption date) does not fall on a Business Day or where the Interest Payment Date or the Maturity Date (or any redemption date) is postponed according to the terms and procedures specified on the face hereof, payment of interest, premium, if any, or principal otherwise payable on such calendar date need not be made on such date, but may be made on the immediately following Business Day with the same force and effect as if made on the indicated calendar date, and no interest on such payment shall accrue for the period from and after the indicated calendar date to such Business Day.

The Notes are intended to qualify as eligible liabilities instruments within the meaning of Articles 72a and 72b(2) CRR for the minimum requirement for own funds and eligible liabilities as applicable to the Issuer.

The obligations under the Notes constitute unsecured and unsubordinated non-preferred obligations of the Issuer under debt instruments (Schuldtitel) within the meaning of Section 46f(6) sentence 1 of the German

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Banking Act (Kreditwesengesetz) or any successor provision. The obligations of the Issuer under the Notes shall rank pari passu among themselves and with all other unsecured and unsubordinated non-preferred obligations under debt instruments of the Issuer within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including the obligations under any such debt instruments that were issued by the Issuer before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act (Kreditwesengesetz)) or any successor provision.

In accordance with Section 46f(5) of the German Banking Act (Kreditwesengesetz), in the event of any Resolution Measures imposed on the Issuer or in the event of the dissolution, liquidation, insolvency or composition of the Issuer, or if other proceedings are opened for the avoidance of the insolvency of, or against, the Issuer, the obligations of the Issuer under the Notes shall rank junior to the claims of unsubordinated creditors of the Issuer not qualifying as obligations under debt instruments (Schuldtitel) of the Issuer within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including the obligations under any such debt instruments that were issued by the Issuer before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act (Kreditwesengesetz)) or any successor provision; this includes eligible liabilities within the meaning of Article 72b(2) CRR where point (d) of such Article does not apply. In any such event, no amounts shall be payable in respect of the Notes until the claims of such unsubordinated creditors of the Issuer have been satisfied in full.

No subsequent agreement may enhance the seniority of the Issuer’s obligations under the Notes or shorten the term of any of the Notes or any applicable notice period. No Holder may set off or net its claims arising under the Notes against any claims of the Issuer. No collateral or guarantee shall be provided at any time to secure the claims of the Holders under the Notes; any collateral or guarantee already provided or granted in the future in connection with other liabilities of the Issuer may not be used for claims under the Notes.

This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and unless otherwise specified above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof.

If “Office Substitution” is applicable to the Notes as specified on the face hereof, the Issuer may at any time, without the consent of the Holders or the Trustee, designate another Office of the Issuer as substitute for the Office through which the Issuer has acted to issue the Notes with the same effect as if such substitute Office had been originally named as the Office through which the Issuer had acted to issue the Notes for all purposes under the Indenture and the Notes. In order to give effect to such substitution, the Issuer shall give notice of such substitution to the Trustee and the Holders of the Notes. With effect from the substitution date, such substitute Office shall, without any amendment to this Note or entry into any supplemental indenture, assume all of the obligations of the originally-named Office as principal obligor under the Notes. “Office” means the Issuer’s head office or one of the Issuer’s branch offices.

DBTCA has been appointed Registrar for the Notes, and DBTCA will maintain at its office in The City of New York, a register for the registration and transfer of Notes. This Note may be transferred at either the aforesaid New York office of DBTCA by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuer, the Trustee and the Authenticating Agent and duly executed by the registered Holder hereof in person or by the Holder’s attorney duly authorized in writing, and thereupon the Trustee or the Authenticating Agent shall authenticate and deliver in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that neither the Trustee nor the Authenticating Agent will be required to (i) register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part or (ii) register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said offices for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such registrations, exchanges and transfers of Notes will be free of service charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer, the Trustee and the Authenticating Agent and executed by the registered Holder in person or by the Holder’s attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

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In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee and the Authenticating Agent, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee, the Authenticating Agent and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

An “Event of Default” with respect to this Note means the opening of insolvency proceedings against the Issuer by a German court having jurisdiction over the Issuer. There are no other events of default under this Note. If an Event of Default with respect to this Note occurs and is continuing, then, unless the principal of this Note shall have already become due and payable, either the Trustee or the Holder of not less than 33 1/3% in aggregate principal amount of all outstanding debt securities issued under the Indenture (treated as one class), by notice in writing to the Issuer (and to the Trustee if given by Holders), may declare the principal amount of this Note and interest accrued thereon to be due and payable immediately in accordance with the terms of the Indenture.

Subject to Section 5.02 of the Indenture, the Indenture provides for no right of acceleration in the case of a default in the payment of principal of, or interest on, or other amounts owing under this Note or a default in the performance of any other covenant of the Issuer under this Note or the Indenture (any such default in payment or default in performance, a “default”).

If an Event of Default or a default with respect to this Note occurs and is continuing, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to pursue any available remedy by proceedings at law or in equity to collect any principal of and interest on this Note due and unpaid, or to enforce the performance of any provision of this Note or the Indenture, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon this Note and collect in the manner provided by law out of the property of the Issuer or other obligor upon this Note, wherever situated, the monies adjudged or decreed to be payable.

If the face hereof indicates that this Note is subject to “Tax Redemption,” subject to approval by the competent resolution authority, this Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a Notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with any accrued interest to the date fixed for redemption, if the Issuer determines that, as a result of any change in or amendment to the laws, or any regulations or rulings promulgated thereunder, of the Federal Republic of Germany, the United States, the jurisdiction of residence or incorporation of any successor corporation to the Issuer, or the jurisdiction of any issuing branch (each, a “Relevant Jurisdiction”), or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Trade Date hereof, the Issuer has or will become obligated to pay Additional Amounts, as defined below, with respect to this Note as described below, provided that the change in the applicable tax treatment is material and was not reasonably foreseeable at the Original Issue Date. If this Note is redeemed by the Issuer without the approval of such competent resolution authority then the amounts paid on this Note must be returned to the issuer irrespective of any agreement to the contrary. Prior to the giving of any Notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and (ii) an opinion of independent legal counsel satisfactory to the Trustee to such effect based on such statement of facts; provided, that no such Notice of redemption shall be given earlier than 60 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

Notice of redemption will be given not less than 30 calendar days nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, which date and the applicable redemption price will be specified in the Notice.

All interest amounts payable in respect of this Note shall be made without deduction or withholding for or on account of any present or future taxes, duties or governmental charges of any nature whatsoever imposed or levied by way of deduction or withholding by or on behalf of the Tax Jurisdiction (“Withholding Taxes”), unless such deduction or withholding is required by law.

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“Tax Jurisdiction” means the Federal Republic of Germany or the United States, or any political subdivision or any authority thereof or therein having power to tax.

In the event of such withholding or deduction on payments of interest (but not in respect of the payment of any principal in respect of this Note) and if (but only if) the face hereof indicates that this Note is subject to “Payment of Additional Amounts,” the Issuer shall, to the fullest extent permitted by law, pay such additional amounts (“Additional Amounts”) as will be necessary in order that the net amounts received by the Holders, after such withholding or deduction for or on account of any Withholding Taxes imposed upon or as a result of such payment by the Tax Jurisdiction, will equal the respective amounts which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes, duties or governmental charges which:

(a)

are payable by any person acting as custodian bank or collecting agent on the Holder’s or the Beneficial Owner’s behalf, or otherwise in any manner which does not constitute a deduction or withholding by the Issuer from payments of interest made by the Issuer; or

(b)

would not be payable to the extent such deduction or withholding could be avoided or reduced if the Holder or the Beneficial Owner (or any financial institution through which the Holder or the Beneficial Owner holds the Notes or through which payment on the Notes is made) (i) makes a declaration of non-residence or other similar claim for exemption to the relevant tax authority or complies with any reasonable certification, documentation, information or other reporting requirement imposed by the relevant tax authority or (ii) enters into or complies with any applicable certification, identification, information, documentation, registration, or other reporting requirement or agreement concerning accounts maintained by the Holder or the Beneficial Owner (or such financial institution) or concerning the Holder’s or the Beneficial Owner’s (or financial institution’s) ownership or concerning the Holder’s or the Beneficial Owner’s (or such financial institution’s) nationality, residence, identity or connection with the jurisdiction imposing such tax; or

(c)

are payable by reason of the Holder’s or the Beneficial Owner’s having, or having had, some personal or business connection with the Tax Jurisdiction and not merely by reason of the fact that payments in respect of the Notes are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in, the Tax Jurisdiction; or

(d)

are presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the Holder or the Beneficial Owner would have been entitled to Additional Amounts on presenting the same for payment on the last day of the period of 30 days assuming that day to have been a Business Day; or

(e)	are deducted or withheld by a paying agent from a payment if the payment could have been made by another paying agent without such deduction or withholding; or

(f)	would not be payable if the Notes had been kept in safe custody with, and the payments had been collected by, a banking institution; or

(g)

are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of interest becomes due, or is duly provided for and notice thereof is given in accordance with the Section 12.04 of the Indenture, whichever occurs later.

No Additional Amounts or any other amounts shall be payable on account of any such withholding or deduction in respect of payments of principal.

“Relevant Date” means the date on which the payment first becomes due but, if the full amount payable has not been received by the paying agent on or before the due date, it means the date on which, the full amount having been so received.

Moreover, all amounts payable in respect of this Note shall be made subject to compliance with Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986 (the “Code”), or any regulations or other official guidance promulgated thereunder, official interpretations thereof, or any applicable agreement entered into in connection therewith (including any agreement, law, regulation, or other official guidance implementing such agreement) and any applicable agreement described in Section 1471(b) of the Code. The Issuer shall have no obligation to pay Additional Amounts or otherwise indemnify a Holder or Beneficial Owner in connection with any such compliance with FATCA and any applicable agreement described in Section 1471(b) of the Code.

8

The terms and conditions set forth in the following paragraphs (a) – (k) shall apply to this Note, and by acquiring this Note, the Holder and each Beneficial Owner of this Note shall be bound by and shall be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority.

(a)	Under the relevant resolution laws and regulations as applicable to the Issuer from time to time, this Note may be subject to the powers exercised by the competent resolution authority to:

(i)	write down, including write down to zero, the claims for payment of the principal amount, the interest amount, if any, or any other amount in respect of this Note;

(ii)

convert this Note into ordinary shares of (A) the Issuer or (B) any group entity or (C) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier one capital (and the issue to or conferral on the Holder (including each Beneficial Owner) of such ordinary shares or instruments); and/or

(iii)

apply any other resolution measure, including, but not limited to, (A) any transfer of this Note to another entity, (B) the amendment, modification or variation of the terms and conditions of this Note or (C) the cancellation of this Note;

(each, a “Resolution Measure”).

For the avoidance of doubt, any non-payment by the Issuer arising out of any such Resolution Measure will not constitute a failure by the Issuer under the terms of this Note or the Indenture to make a payment of principal of, interest on, or other amounts owing under this Note.

(b)	By its acquisition of this Note, the Holder (including each Beneficial Owner) of this Note shall be deemed irrevocably to have agreed:

(i)	to be bound by, to acknowledge and to accept any Resolution Measure and any amendment, modification or variation of the terms and conditions of this Note to give effect to any Resolution Measure;

(ii)	that it will have no claim or other right against the Issuer arising out of any Resolution Measure; and

(iii)

that the imposition of any Resolution Measure will not constitute an Event of Default or a default (A) under this Note, (B) under the Indenture or (C) for the purpose of, but only to the fullest extent permitted by, the Trust Indenture Act (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act) and applicable law.

(c)

The terms and conditions of this Note shall continue to apply in relation to the residual principal amount of, or outstanding amount payable in respect of, this Note, subject to any modification of the amount of interest payable, if any, to reflect the reduction of the principal amount, and any further modification of the terms that the competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the Federal Republic of Germany.

(d)

No repayment of any then-current principal amount of this Note or payment of interest or any other amount thereon (to the extent of the portion thereof affected by the imposition of a Resolution Measure) shall become due and payable after the imposition of any Resolution Measure by the competent resolution authority, unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the Federal Republic of Germany then applicable to the Issuer.

(e)

By its acquisition of this Note, the Holder (and each Beneficial Owner) of this Note waives, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the Trustee or the Agents for, agrees not to initiate a suit against the Trustee or the Agents in respect of, and agrees that the Trustee and the Agents shall not be liable for, any action that the Trustee or the Agents take, or abstain from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to this Note.

(f)

Upon the imposition of a Resolution Measure by the competent resolution authority with respect to this Note, the Issuer shall provide a written notice directly to the clearing system or clearing systems and to the Holder in accordance with Section 12.04 of the Indenture as soon as practicable regarding such imposition of a Resolution Measure by the competent resolution authority for purposes of notifying the Holder of such occurrence. The Issuer shall also deliver a copy of such notice to the Trustee and the

9

Agents for information purposes, and the Trustee and the Agents shall be entitled to rely, and will not be liable for relying, on the competent resolution authority and the Resolution Measure identified in such notice. Any delay or failure by the Issuer to give notice shall not affect the validity or enforceability of any Resolution Measure nor the effects thereof on this Note.

(g)

If this Note is called or being called for redemption by the Issuer, but the competent resolution authority has imposed a Resolution Measure with respect to this Note prior to the payment of the redemption amount, the relevant redemption notice, if any, shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

(h)

Upon the imposition of any Resolution Measure by the competent resolution authority, the Trustee shall not be required to take any further directions from the Holders under Section 5.09 of the Indenture, which section authorizes Holders of a majority in aggregate principal amount of the debt securities issued under the Indenture at the time Outstanding to direct certain actions relating to such debt securities, and if any such direction was previously given under Section 5.09 of the Indenture to the Trustee by the Holders, it shall automatically cease to be effective, be null and void and have no further effect. The Indenture shall impose no duties, obligations or liabilities upon the Trustee or the Agents whatsoever with respect to the imposition of any Resolution Measure by the competent resolution authority. The Trustee and the Agents shall be fully protected in acting or refraining from acting in accordance with a Resolution Measure. Notwithstanding the foregoing, if, following completion of the imposition of a Resolution Measure by the competent resolution authority, this Note remains outstanding, then the Trustee’s and each Agent’s duties under the Indenture shall remain applicable with respect to this Note following such completion to the extent that the Issuer, the Trustee and the Agents agree pursuant to a supplemental indenture, unless the Issuer, the Trustee and the Agents agree that a supplemental indenture is not necessary.

(i)

By the acquisition of this Note, the Holder and each Beneficial Owner of this Note shall be deemed irrevocably to have (i) consented to the imposition of any Resolution Measure as it may be imposed without any prior notice by the competent resolution authority of its decision to exercise such power with respect to this Note, (ii) authorized, directed and requested the Depositary and any direct participant in the Depositary or other intermediary through which it holds this Note to take any and all necessary action, if required, to implement the imposition of any Resolution Measure with respect to this Note as it may be imposed, without any further action or direction on the part of the Holder of this Note, the Trustee or the Agents and (iii) acknowledged and accepted that the provisions contained in Article 6 of the Indenture are exhaustive on the matters described in Article 6 of the Indenture to the exclusion of any other agreements, arrangements or understandings between it and the Issuer relating to the terms and conditions of this Note.

(j)

If the competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding principal amount of the debt securities issued under the Indenture, unless the Trustee or the Agents are otherwise instructed by the Issuer or the competent resolution authority, any cancellation, write-off or conversion into equity made in respect of such debt securities pursuant to the Resolution Measure will be made on a substantially pro rata basis among any series of debt securities issued under the Indenture.

(k)

Any obligations of the Holder to indemnify the Trustee and the Agents under the Indenture shall survive the imposition of a Resolution Measure by the competent resolution authority with respect to the Issuer or this Note. To the extent not otherwise specifically precluded by a Resolution Measure (whether or not such Resolution Measure is expressly referring to the relevant indemnities or is precluding the relevant indemnities generally), the Issuer’s obligations to indemnify the Trustee and the Agents in accordance with Sections 7.02 and 7.06 of the Indenture shall survive the imposition of a Resolution Measure by the competent resolution authority with respect to the Issuer or this Note.

The Indenture permits the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the Holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the Holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or impair or affect the rights of any Holder to institute suit for the payment thereof or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the Holders of which is required for any such

10

supplemental indenture. The Issuer and the Trustee may, without the consent of the Holder of this Note, conform the terms of this Note to the description thereof in the prospectus and prospectus supplements relating to the offering and sale of this Note.

So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest, if any, on this Note as herein provided in the United States, and an office or agency in the United States for the registration, transfer and exchange as aforesaid of this Note. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places outside the United States (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the Holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

Subject to the imposition of a Resolution Measure, no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the amount of cash as determined in accordance with the provisions set forth on the face of this Note due with respect to the principal of, premium, if any, and interest, if any, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered Holder of this Note.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of, premium, if any, or the interest, if any, on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law and except with respect to the provisions in this Note and in the third and fourth paragraphs of Section 2.03 of the Indenture, in each case, relating to the ranking of the Notes and their status under Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz), which shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, including, in relation to such provisions, any determination of whether a Resolution Measure has been imposed on the Issuer.

As used herein:

(a)	the term “Beneficial Owner” shall mean the beneficial owners of this Note (and any interest therein);

(b)

the term “bridge bank” means a newly chartered German bank that would receive some or all of the Issuer’s equity securities, assets, liabilities and material contracts, including those attributable to the Issuer’s branches and subsidiaries, in the event of the imposition of Resolution Measures;

(c)

the term “Business Day” means, unless otherwise provided on the face of this Note, any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York are authorized or obligated by law, regulation or executive order to close, (iii) is a day on which transactions in U.S. Dollars are not conducted in the City of New York or (iv) a day on which TARGET2 is not operating;

(d)	the term “competent resolution authority” means any authority with the ability to exercise a Resolution Measure;

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(e)

the term “CRR” means Regulation (EU) No 575/2013 of the European Parliament and the Council of June 26, 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (including any provisions of regulatory law supplementing this Regulation); to the extent that any provisions of the CRR are amended or replaced, the term CRR as used in this Note shall refer to such amended provisions or successor provisions;

(f)	the term “group entity” shall mean an entity that is included in the corporate group subject to a Resolution Measure;

(g)

the term “Notices” refers to notices to the Holders of the Notes at each Holder’s address as that address appears in the register for the Notes by first class mail, postage prepaid, and to be given by publication in an authorized newspaper in the English language and of general circulation in the Borough of Manhattan, The City of New York; provided that notice may be made, at the option of the Issuer, through the customary notice provisions of the clearing system or systems through which beneficial interests in this Note are owned. Such Notices will be deemed to have been given on the date of such publication (or other transmission, as applicable), or if published in such newspapers on different dates, on the date of the first such publication;

(h)	the term “TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer System; and

(i)	the term “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

All other terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

12

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common

TEN ENT	–	as tenants by the entireties

JT TEN	–	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT –	Custodian
(Minor)	(Cust)

Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

13

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Dated:

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

14

Schedule II

Exhibit 4.6(b)

DEUTSCHE BANK AG

[INSERT BRANCH OFFICE THROUGH WHICH THE NOTE IS ISSUED, IF APPLICABLE]

[FORM OF FACE OF DEBT SECURITY]

FLOATING RATE REGISTERED ELIGIBLE LIABILITIES SENIOR NOTE

REGISTERED	U.S. $[AGGREGATE
PRINCIPAL AMOUNT]
CERTIFICATE No.	CUSIP:
ISIN:

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

ELIGIBLE LIABILITIES SENIOR NOTES, SERIES D

Floating Rate Registered Eligible Liabilities Senior Note

Trade Date	[ ]

Original Issue Date	[ ]

Maturity Date	[ ]

Principal Amount	[ ]

Aggregate Principal Amount	[ ]

Minimum Denominations	[ ]

Interest Accrual Date	[ ]

Base Rate	[ ]

Day Count Convention	[ ]

Index Maturity	[ ]

Spread (plus or minus)	[ ]

Spread Multiplier	[ ]

Initial Interest Rate	[ ]

Initial Interest Reset Date	[ ]

Interest Payment Date(s)	[ ]

Interest Payment Period	[ ]

Interest Reset Date(s)	[ ]

Resolution Measures Provisions	This Note will be subject to the Resolution Measures provisions provided in the Indenture and on the reverse hereof

Office Substitution	[Applicable]

Calculation Agent	[ ]

Initial Redemption Date	[ ]

Initial Redemption Percentage	[ ]

Annual Redemption Percentage Reduction	[ ]
Redemption Notice Period	[ ]

Tax Redemption	[ ]

Payment of Additional Tax Amounts	[ ]

If yes, state Initial Offering Date	[ ]

Other Provisions	[ ]

Deutsche Bank Aktiengesellschaft, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany, if so specified, acting through the office specified on the front page of this Note, (together with its successors and assigns, the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assignees, the amount of cash due with respect to the principal sum specified above on the Maturity Date specified above (except to the extent previously redeemed) and to pay interest thereon at a rate per annum determined in accordance with the provisions specified on the reverse hereof until the principal hereof is paid or duly made available for payment.

The Issuer will pay interest in arrears weekly, monthly, quarterly, semi-annually or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the first Interest Payment Date next succeeding the Interest Accrual Date specified above, and on the Maturity Date (or on any redemption date); provided, however, that if the Interest Accrual Date occurs between a Record Date,

2

as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered Holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if an Interest Payment Date (other than the Maturity Date or a redemption date) would fall on a day that is not a Business Day, as defined on the reverse hereof, such Interest Payment Date shall be the following day that is a Business Day, except that if the Base Rate specified above is EURIBOR or Compounded SOFR and such next Business Day falls in the next calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day; and provided, further, that if the Maturity Date or redemption date would fall on a day that is not a Business Day, such payment shall be made on the following day that is a Business Day and no interest shall accrue for the period from and after such Maturity Date or redemption date; and provided, further, that if an Interest Payment Date or the Maturity Date or redemption date would fall on a day that is not a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the scheduled Interest Payment Date or on the scheduled Maturity Date or redemption date.

Interest on this Note will accrue from, and including, the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including, the Interest Accrual Date, to, but excluding the next Interest Payment Date or the date the amount due with respect to the principal hereof has been paid or duly made available for payment (except as provided below) (each such period, an “Interest Period”). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date that is one New York Banking Day immediately preceding the relevant date of payment with respect to such Interest Payment Date (each such date, a “Record Date”); provided, however, that any interest payable at maturity (or on any redemption date) will be payable to the person to whom the amount due with respect to the principal hereof shall be payable.

Payment of the amount due with respect to the principal, premium, if any, and any interest due on this Note will be made by wire transfer of immediately available funds at the office or agency of the Paying Agent (as defined on the reverse hereof), maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. Dollars.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, acting on behalf of the Trustee, referred to on the reverse hereof by manual or electronic signature (in accordance with the requirements of the Indenture), this Note shall not be entitled to any benefit under the Indenture (as defined on the reverse hereof) or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED: [ ]	DEUTSCHE BANK AG [INSERT BRANCH OFFICE THROUGH WHICH THE NOTE IS ISSUED, IF APPLICABLE]

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This Note is one of the Securities referred

to in the within-mentioned Eligible Liabilities Senior Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Authenticating Agent

By:
Authorized Officer

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[FORM OF REVERSE OF SECURITY]

This Note is one of a duly authorized issue of Eligible Liabilities Senior Notes, Series D of the Issuer (the “Notes”). The Notes are issuable under an Amended and Restated Eligible Liabilities Senior Indenture, dated as of August 3, 2021, among the Issuer, The Bank of New York Mellon, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), and Deutsche Bank Trust Company Americas (“DBTCA”), as paying agent, authenticating agent, issuing agent and registrar (as may be amended or supplemented from time to time, the “Indenture”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed DBTCA acting through its principal corporate trust office in the Borough of Manhattan, The City of New York, as its paying agent (the “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The Issuer has appointed DBTCA as the authenticating agent (the “Authenticating Agent,” which term includes any additional or successor Authenticating Agent appointed by the Issuer) to act on behalf of the Trustee to authenticate the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

This Note will not be subject to any sinking fund. Unless otherwise indicated on the face hereof, this Note will not be redeemable prior to maturity.

If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof or on the Redemption Dates specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. Any redemption of this Note prior to its scheduled maturity shall be subject to (i) receipt by the Issuer of prior written approval of the competent resolution authority and (ii) compliance with any other regulatory requirements. If this Note is redeemed by the Issuer without the approval of such competent resolution authority then the amounts paid on this Note must be returned to the Issuer irrespective of any agreement to the contrary.

If this Note is subject to “Annual Redemption Percentage Reduction,” the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered Holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 calendar days nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

This Note will bear interest at the rate determined in accordance with the applicable provisions below by reference to the Base Rate shown on the face hereof based on the Index Maturity, if any, shown on the face hereof (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any, specified on the face hereof.

How Certain Floating Interest Rates Are Reset. The terms and provisions set forth in this section “How Certain Floating Interest Rates Are Reset” will apply to this Note if the specified Base Rate is EURIBOR or any other Base Rate specified on the face hereof other than Compounded SOFR.

Commencing with the Initial Interest Reset Date specified on the face hereof, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified on the face hereof (as used herein, the term “Interest Reset Date” shall include the Initial Interest Reset Date). The determination of the rate of interest at which this Note will be reset on any Interest Reset Date shall be made on the Interest Determination Date (as defined below) pertaining to such Interest Reset Dates; provided, however, that the interest rate in effect for the period from the Interest Accrual Date to the Initial Interest Reset Date will be the Initial Interest Rate. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if the Base Rate specified on the face hereof is EURIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

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The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to EURIBOR shall be the second TARGET Settlement Day prior to such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to two or more Base Rates will be the latest Business Day that is at least two Business Days before the Interest Reset Date for the applicable Note on which each Base Rate is determinable.

Unless otherwise specified on the face hereof, the “Calculation Date” pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or

(ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity Date (or, with respect to any principal amount to be redeemed, any redemption date), as the case may be. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date.

How Interest Is Calculated.

If the Base Rate specified on the face hereof is EURIBOR, upon the request of the Holder of this Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date for this Note. Upon the request of the Holder of this Note if the Base Rate specified on the face hereof is Compounded SOFR, the Calculation Agent will provide Compounded SOFR, the interest rate and the amount of interest accrued with respect to any Interest Period for this Note, after Compounded SOFR and such interest rate and accrued interest have been determined.

The amount of accrued interest on a Note for an Interest Period is calculated by multiplying the principal amount of this Note by an accrued interest factor. This accrued interest factor will be determined by multiplying the per annum floating interest rate determined by reference to the applicable Base Rate, as determined for the applicable Interest Period, by a factor resulting from the Day Count Convention that applies with respect to such determination. The factor resulting from the Day Count Convention will be, if so specified on the face hereof, one of the following, or may be any other convention specified on the face hereof:

•	a factor based on a 360-day year of twelve 30-day months if the Day Count Convention specified on the face hereof is “30/360”;

•	a factor equal to the actual number of days in the relevant period divided by 360 if the Day Count Convention specified on the face hereof is “Actual/360”;

•

a factor equal to the actual number of days in the relevant period divided by 365, or if any portion of that relevant period falls in a leap year, the sum of (A) the actual number of days in that portion of the relevant period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the relevant period falling in a non-leap year divided by 365, if the Day Count Convention specified on the face hereof is “Actual/Actual”; or

•	a factor equal to the actual number of days in the relevant period divided by 365, if the Day Count Convention specified on the face hereof is “Actual/365 (Fixed).”

If no Day Count Convention is specified on the face hereof, the factor for a note for which the Base Rate specified on the face hereof is EURIBOR or Compounded SOFR will be equal to the actual number of days in the relevant period divided by 360.

All calculations with respect to the amount of interest payable on the Notes will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all U.S. dollar amounts related to determination of the payment per principal amount of Notes at maturity will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all U.S. dollar amounts paid on the aggregate principal amount of Notes per Holder or Beneficial Owner will be rounded to the nearest cent, with one-half cent rounded upward.

The interest rate on this Note will in no event be less than 0% per annum or higher than the maximum rate permitted by New York law, as such maximum rate may be modified by United States Federal law of general application.

Determination of EURIBOR. If the Base Rate specified on the face hereof is “EURIBOR,” for any Interest Determination Date, EURIBOR with respect to this Note shall be the rate for interbank term deposits in euro, as sponsored, calculated and published jointly by the European Money Markets Institute, having the Index Maturity

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specified on the face hereof, as such rate appears on Reuters page EURIBOR01 (or any other page as may replace Reuters page EURIBOR01) (“Reuters Page EURIBOR01”) as of 11:00 A.M., Brussels Time, on such Interest Determination Date.

The following procedures shall be followed if EURIBOR cannot be determined as described above:

(a)

If the Calculation Agent determines that EURIBOR with the Index Maturity specified on the face hereof has been discontinued or ceases to be calculated or published, the Calculation Agent will, in its sole discretion, select an alternative reference rate as a substitute interest rate for the Notes; provided that if the Calculation Agent determines that there is an industry accepted successor interest rate for the discontinued EURIBOR, the Calculation Agent shall use such successor interest rate as the substitute interest rate for the Notes. As part of any such substitution, the Calculation Agent may make adjustments to the terms of the Notes, including, but not limited to, the definition of the Base Rate (including the related fallback mechanism), the applicable currency and/or Index Maturity for such alternative reference rate, the Spread or Spread Multiplier, as well as the business day convention, the definition of Business Day, Interest Determination Dates and related provisions and definitions, in each case consistent with accepted market practice for the use of such alternative reference rate for debt obligations such as the Notes.

(b)	If the Calculation Agent has not selected an alternative reference rate as a substitute interest rate for the Notes as provided above, the following will apply:

(i)

If the rate described in the second paragraph of this subsection does not appear on Reuters Page EURIBOR01 (or any other page as may replace Reuters page EURIBOR01) or is not so published by 11:00 A.M., Brussels Time, on the applicable Interest Determination Date, EURIBOR for such Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal Euro-zone offices of four major banks in the Euro-zone interbank market, which may include the Issuer, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for interbank term deposits in euro for the Index Maturity designated on the face hereof, commencing on the applicable Interest Reset Date, to prime banks in the Euro-zone interbank market at approximately 11:00 A.M., Brussels Time, on the applicable Interest Determination Date and in a principal amount not less than the equivalent of U.S.$1,000,000 in euro that is representative for a single transaction in euro in such market at such time.

(ii)

If fewer than two quotations are so provided, EURIBOR for such Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates quoted at approximately 11:00 A.M., Brussels Time, on such Interest Determination Date by four major banks in the Euro-zone interbank market, as selected by the Calculation Agent, for loans in euro to leading European banks, having the Index Maturity designated on the face hereof commencing on the applicable Interest Reset Date in a principal amount not less than the equivalent of U.S.$1,000,000 in euro that is representative for a single transaction in euro in such market at such time.

(iii)

If the banks so selected by the Calculation Agent are not providing quotations as set forth above, then the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate EURIBOR with the relevant Index Maturity, will determine EURIBOR for that Interest Determination Date in its sole discretion.

Determination of Compounded SOFR. If the Base Rate specified on the face hereof is “Compounded SOFR,” then the terms and provisions of this section “Determination of Compounded SOFR” will apply.

The Calculation Agent will determine Compounded SOFR, the interest rate and accrued interest for each Interest Period in arrears as soon as reasonably practicable on or after the last day of the applicable Observation Period, and in any event on or prior to the Business Day immediately preceding the relevant Interest Payment Date, and will notify the Issuer of Compounded SOFR and such interest rate and accrued interest for each Interest Period as soon as reasonably practicable after such determination, but in any event by the Business Day immediately prior to the Interest Payment Date.

Unless otherwise specified on the face hereof, the “Observation Period” in respect of each Interest Period for a Note will be the period from, and including, the date that is two U.S. Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the date that is two U.S. Government Securities Business Days preceding the Interest Payment Date for such Interest Period.

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“Compounded SOFR” means, with respect to any applicable Interest Period, the rate of return of a daily compounded interest investment over the Observation Period corresponding to that Interest Period, calculated as follows:

“d0”, for any Observation Period, is the number of U.S. Government Securities Business Days in the relevant Observation Period.

“i” is a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Observation Period.

“SOFRi”, for any U.S. Government Securities Business Day “i” in the relevant Observation Period, is a reference rate equal to SOFR in respect of that day.

“ni” for any U.S. Government Securities Business Day “i” is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day “i+1”.

“d” is the number of calendar days in the relevant Observation Period.

For these calculations, the daily SOFR in effect on any U.S. Government Securities Business Day will be the applicable SOFR as reset on that date.

For purposes of determining Compounded SOFR, “SOFR” means, with respect to any U.S. Government Securities Business Day:

(1)

the Secured Overnight Financing Rate in respect of such U.S. Government Securities Business Day as published by the New York Federal Reserve, as the administrator of such rate (or a successor administrator), on the New York Federal Reserve’s Website on or about 5:00 p.m. (New York City time) on the immediately following U.S. Government Securities Business Day; or

(2)

if the Secured Overnight Financing Rate in respect of such U.S. Government Securities Business Day does not appear as specified in paragraph (1), unless both a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Secured Overnight Financing Rate in respect of the last U.S. Government Securities Business Day for which such rate was published on the New York Federal Reserve’s Website; or

(3)	if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred:

•

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment; or

•	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

•

the sum of: (a) the alternate rate of interest that has been selected by the Issuer or its designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark” means the Compounded SOFR as defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Compounded SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order presented in clause (3) of the definition of “SOFR” that can be determined by the Issuer or its designee as of the Benchmark Replacement Date. In connection with the implementation of a Benchmark Replacement, the Issuer or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

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“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Issuer or its designee as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuer or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “Interest Period” and “Observation Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Issuer or its designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer or its designee decides that adoption of any portion of such market practice is not administratively feasible or if the Issuer or its designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer or its designee determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

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“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark excluding the applicable ISDA Fallback Adjustment.

“New York Federal Reserve” means the Federal Reserve Bank of New York.

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.

“Reference Time” with respect to any determination of the Benchmark means the time determined by the Issuer or its designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, any determination, decision or election that may be made by the Issuer or its designee pursuant to this section “Compounded SOFR,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	will be made in the Issuer’s or its designee’s sole discretion; and

•	notwithstanding anything to the contrary in the documentation relating to the Notes, shall become effective without consent from the holders of the Notes or any other party.

The Notes are intended to qualify as eligible liabilities instruments within the meaning of Articles 72a and 72b(2) CRR for the minimum requirement for own funds and eligible liabilities as applicable to the Issuer.

The obligations under the Notes constitute unsecured and unsubordinated non-preferred obligations of the Issuer under debt instruments (Schuldtitel) within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) or any successor provision. The obligations of the Issuer under the Notes shall rank pari passu among themselves and with all other unsecured and unsubordinated non-preferred obligations under debt instruments of the Issuer within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including the obligations under any such debt instruments that were issued by the Issuer before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act (Kreditwesengesetz)) or any successor provision.

In accordance with Section 46f(5) of the German Banking Act (Kreditwesengesetz), in the event of any Resolution Measures imposed on the Issuer or in the event of the dissolution, liquidation, insolvency or composition of the Issuer, or if other proceedings are opened for the avoidance of the insolvency of, or against, the Issuer, the obligations of the Issuer under the Notes shall rank junior to the claims of unsubordinated creditors of the Issuer not qualifying as obligations under debt instruments (Schuldtitel) of the Issuer within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including the obligations under any such debt instruments that were issued by the Issuer before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act (Kreditwesengesetz)) or any successor provision; this includes eligible liabilities within the meaning of Article 72b(2) CRR where point (d) of such Article does not apply. In any such event, no amounts shall be payable in respect of the Notes until the claims of such unsubordinated creditors of the Issuer have been satisfied in full.

No subsequent agreement may enhance the seniority of the Issuer’s obligations under the Notes or shorten the term of any of the Notes or any applicable notice period. No Holder may set off or net its claims arising under

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the Notes against any claims of the Issuer. No collateral or guarantee shall be provided at any time to secure the claims of the Holders under the Notes; any collateral or guarantee already provided or granted in the future in connection with other liabilities of the Issuer may not be used for claims under the Notes.

This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and unless otherwise specified above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof.

If “Office Substitution” is applicable to the Notes as specified on the face hereof, the Issuer may at any time, without the consent of the Holders or the Trustee, designate another Office of the Issuer as substitute for the Office through which the Issuer has acted to issue the Notes with the same effect as if such substitute Office had been originally named as the Office through which the Issuer had acted to issue the Notes for all purposes under the Indenture and the Notes. In order to give effect to such substitution, the Issuer shall give notice of such substitution to the Trustee and the Holders of the Notes. With effect from the substitution date, such substitute Office shall, without any amendment to this Note or entry into any supplemental indenture, assume all of the obligations of the originally-named Office as principal obligor under the Notes. “Office” means the Issuer’s head office or one of the Issuer’s branch offices.

DBTCA has been appointed Registrar for the Notes, and DBTCA will maintain at its office in The City of New York, a register for the registration and transfer of Notes. This Note may be transferred at either the aforesaid New York office of DBTCA by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuer, the Trustee and the Authenticating Agent and duly executed by the registered Holder hereof in person or by the Holder’s attorney duly authorized in writing, and thereupon the Trustee or the Authenticating Agent shall authenticate and deliver in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that neither the Trustee nor the Authenticating Agent will be required to (i) register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part or (ii) register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said offices for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such registrations, exchanges and transfers of Notes will be free of service charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer, the Trustee and the Authenticating Agent and executed by the registered Holder in person or by the Holder’s attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee and the Authenticating Agent, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee, the Authenticating Agent and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

An “Event of Default” with respect to this Note means the opening of insolvency proceedings against the Issuer by a German court having jurisdiction over the Issuer. There are no other events of default under this Note. If an Event of Default with respect to this Note occurs and is continuing, then, unless the principal of this Note shall have already become due and payable, either the Trustee or the Holder of not less than 33 1/3% in aggregate principal amount of all outstanding debt securities issued under the Indenture (treated as one class), by notice in writing to the Issuer (and to the Trustee if given by Holders), may declare the principal amount of this Note and interest accrued thereon to be due and payable immediately in accordance with the terms of the Indenture.

Subject to Section 5.02 of the Indenture, the Indenture provides for no right of acceleration in the case of a default in the payment of principal of, or interest on, or other amounts owing under this Note or a default in the performance of any other covenant of the Issuer under this Note or the Indenture (any such default in payment or default in performance, a “default”).

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If an Event of Default or a default with respect to this Note occurs and is continuing, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to pursue any available remedy by proceedings at law or in equity to collect any principal of and interest on this Note due and unpaid, or to enforce the performance of any provision of this Note or the Indenture, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon this Note and collect in the manner provided by law out of the property of the Issuer or other obligor upon this Note, wherever situated, the monies adjudged or decreed to be payable.

If the face hereof indicates that this Note is subject to “Tax Redemption,” subject to approval by the competent resolution authority, this Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a Notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with any accrued interest to the date fixed for redemption, if the Issuer determines that, as a result of any change in or amendment to the laws, or any regulations or rulings promulgated thereunder, of the Federal Republic of Germany, the United States, the jurisdiction of residence or incorporation of any successor corporation to the Issuer, or the jurisdiction of any issuing branch (each, a “Relevant Jurisdiction”), or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Trade Date hereof, the Issuer has or will become obligated to pay Additional Amounts, as defined below, with respect to this Note as described below, provided that the change in the applicable tax treatment is material and was not reasonably foreseeable at the Original Issue Date. If this Note is redeemed by the Issuer without the approval of such competent resolution authority then the amounts paid on this Note must be returned to the issuer irrespective of any agreement to the contrary. Prior to the giving of any Notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and (ii) an opinion of independent legal counsel satisfactory to the Trustee to such effect based on such statement of facts; provided, that no such Notice of redemption shall be given earlier than 60 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

Notice of redemption will be given not less than 30 calendar days nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, which date and the applicable redemption price will be specified in the Notice.

All interest amounts payable in respect of this Note shall be made without deduction or withholding for or on account of any present or future taxes, duties or governmental charges of any nature whatsoever imposed or levied by way of deduction or withholding by or on behalf of the Tax Jurisdiction (“Withholding Taxes”), unless such deduction or withholding is required by law.

“Tax Jurisdiction” means the Federal Republic of Germany or the United States, or any political subdivision or any authority thereof or therein having power to tax.

In the event of such withholding or deduction on payments of interest (but not in respect of the payment of any principal in respect of this Note) and if (but only if) the face hereof indicates that this Note is subject to “Payment of Additional Amounts,” the Issuer shall, to the fullest extent permitted by law, pay such additional amounts (“Additional Amounts”) as will be necessary in order that the net amounts received by the Holders, after such withholding or deduction for or on account of any Withholding Taxes imposed upon or as a result of such payment by the Tax Jurisdiction, will equal the respective amounts which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes, duties or governmental charges which:

(a)

are payable by any person acting as custodian bank or collecting agent on the Holder’s or the Beneficial Owner’s behalf, or otherwise in any manner which does not constitute a deduction or withholding by the Issuer from payments of interest made by the Issuer; or

(b)

would not be payable to the extent such deduction or withholding could be avoided or reduced if the Holder or the Beneficial Owner (or any financial institution through which the Holder or the Beneficial Owner holds the Notes or through which payment on the Notes is made) (i) makes a declaration of non-residence or other similar claim for exemption to the relevant tax authority or complies with any reasonable certification, documentation, information or other reporting requirement imposed by the relevant tax authority or (ii) enters into or complies with any applicable certification, identification, information, documentation, registration, or other reporting requirement or agreement concerning

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accounts maintained by the Holder or the Beneficial Owner (or such financial institution) or concerning the Holder’s or the Beneficial Owner’s (or financial institution’s) ownership or concerning the Holder’s or the Beneficial Owner’s (or such financial institution’s) nationality, residence, identity or connection with the jurisdiction imposing such tax; or

(c)

are payable by reason of the Holder’s or the Beneficial Owner’s having, or having had, some personal or business connection with the Tax Jurisdiction and not merely by reason of the fact that payments in respect of the Notes are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in, the Tax Jurisdiction; or

(d)

are presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the Holder or the Beneficial Owner would have been entitled to Additional Amounts on presenting the same for payment on the last day of the period of 30 days assuming that day to have been a Business Day; or

(e)	are deducted or withheld by a paying agent from a payment if the payment could have been made by another paying agent without such deduction or withholding; or

(f)	would not be payable if the Notes had been kept in safe custody with, and the payments had been collected by, a banking institution; or

(g)

are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of interest becomes due, or is duly provided for and notice thereof is given in accordance with the Section 12.04 of the Indenture, whichever occurs later.

No Additional Amounts or any other amounts shall be payable on account of any such withholding or deduction in respect of payments of principal.

“Relevant Date” means the date on which the payment first becomes due but, if the full amount payable has not been received by the paying agent on or before the due date, it means the date on which, the full amount having been so received.

Moreover, all amounts payable in respect of this Note shall be made subject to compliance with Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986 (the “Code”), or any regulations or other official guidance promulgated thereunder, official interpretations thereof, or any applicable agreement entered into in connection therewith (including any agreement, law, regulation, or other official guidance implementing such agreement) and any applicable agreement described in Section 1471(b) of the Code. The Issuer shall have no obligation to pay Additional Amounts or otherwise indemnify a Holder or Beneficial Owner in connection with any such compliance with FATCA and any applicable agreement described in Section 1471(b) of the Code.

The terms and conditions set forth in the following paragraphs (a) – (k) shall apply to this Note, and by acquiring this Note, the Holder and each Beneficial Owner of this Note shall be bound by and shall be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority.

(a)	Under the relevant resolution laws and regulations as applicable to the Issuer from time to time, this Note may be subject to the powers exercised by the competent resolution authority to:

(i)	write down, including write down to zero, the claims for payment of the principal amount, the interest amount, if any, or any other amount in respect of this Note;

(ii)

convert this Note into ordinary shares of (A) the Issuer or (B) any group entity or (C) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier one capital (and the issue to or conferral on the Holder (including each Beneficial Owner) of such ordinary shares or instruments); and/or

(iii)

apply any other resolution measure, including, but not limited to, (A) any transfer of this Note to another entity, (B) the amendment, modification or variation of the terms and conditions of this Note or (C) the cancellation of this Note;

(each, a “Resolution Measure”).

For the avoidance of doubt, any non-payment by the Issuer arising out of any such Resolution Measure will not constitute a failure by the Issuer under the terms of this Note or the Indenture to make a payment of principal of, interest on, or other amounts owing under this Note.

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(b)	By its acquisition of this Note, the Holder (including each Beneficial Owner) of this Note shall be deemed irrevocably to have agreed:

(i)	to be bound by, to acknowledge and to accept any Resolution Measure and any amendment, modification or variation of the terms and conditions of this Note to give effect to any Resolution Measure;

(ii)	that it will have no claim or other right against the Issuer arising out of any Resolution Measure; and

(iii)

that the imposition of any Resolution Measure will not constitute an Event of Default or a default (A) under this Note, (B) under the Indenture or (C) for the purpose of, but only to the fullest extent permitted by, the Trust Indenture Act (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act) and applicable law.

(c)

The terms and conditions of this Note shall continue to apply in relation to the residual principal amount of, or outstanding amount payable in respect of, this Note, subject to any modification of the amount of interest payable, if any, to reflect the reduction of the principal amount, and any further modification of the terms that the competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the Federal Republic of Germany.

(d)

No repayment of any then-current principal amount of this Note or payment of interest or any other amount thereon (to the extent of the portion thereof affected by the imposition of a Resolution Measure) shall become due and payable after the imposition of any Resolution Measure by the competent resolution authority, unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the Federal Republic of Germany then applicable to the Issuer.

(e)

By its acquisition of this Note, the Holder (and each Beneficial Owner) of this Note waives, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the Trustee or the Agents for, agrees not to initiate a suit against the Trustee or the Agents in respect of, and agrees that the Trustee and the Agents shall not be liable for, any action that the Trustee or the Agents take, or abstain from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to this Note.

(f)

Upon the imposition of a Resolution Measure by the competent resolution authority with respect to this Note, the Issuer shall provide a written notice directly to the clearing system or clearing systems and to the Holder in accordance with Section 12.04 of the Indenture as soon as practicable regarding such imposition of a Resolution Measure by the competent resolution authority for purposes of notifying the Holder of such occurrence. The Issuer shall also deliver a copy of such notice to the Trustee and the Agents for information purposes, and the Trustee and the Agents shall be entitled to rely, and will not be liable for relying, on the competent resolution authority and the Resolution Measure identified in such notice. Any delay or failure by the Issuer to give notice shall not affect the validity or enforceability of any Resolution Measure nor the effects thereof on this Note.

(g)

If this Note is called or being called for redemption by the Issuer, but the competent resolution authority has imposed a Resolution Measure with respect to this Note prior to the payment of the redemption amount, the relevant redemption notice, if any, shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

(h)

Upon the imposition of any Resolution Measure by the competent resolution authority, the Trustee shall not be required to take any further directions from the Holders under Section 5.09 of the Indenture, which section authorizes Holders of a majority in aggregate principal amount of the debt securities issued under the Indenture at the time Outstanding to direct certain actions relating to such debt securities, and if any such direction was previously given under Section 5.09 of the Indenture to the Trustee by the Holders, it shall automatically cease to be effective, be null and void and have no further effect. The Indenture shall impose no duties, obligations or liabilities upon the Trustee or the Agents whatsoever with respect to the imposition of any Resolution Measure by the competent resolution authority. The Trustee and the Agents shall be fully protected in acting or refraining from acting in accordance with a Resolution Measure. Notwithstanding the foregoing, if, following completion of the imposition of a Resolution Measure by the competent resolution authority, this Note remains outstanding, then the Trustee’s and each Agent’s duties under the Indenture shall remain

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applicable with respect to this Note following such completion to the extent that the Issuer, the Trustee and the Agents agree pursuant to a supplemental indenture, unless the Issuer, the Trustee and the Agents agree that a supplemental indenture is not necessary.

(i)

By the acquisition of this Note, the Holder and each Beneficial Owner of this Note shall be deemed irrevocably to have (i) consented to the imposition of any Resolution Measure as it may be imposed without any prior notice by the competent resolution authority of its decision to exercise such power with respect to this Note, (ii) authorized, directed and requested the Depositary and any direct participant in the Depositary or other intermediary through which it holds this Note to take any and all necessary action, if required, to implement the imposition of any Resolution Measure with respect to this Note as it may be imposed, without any further action or direction on the part of the Holder of this Note, the Trustee or the Agents and (iii) acknowledged and accepted that the provisions contained in Article 6 of the Indenture are exhaustive on the matters described in Article 6 of the Indenture to the exclusion of any other agreements, arrangements or understandings between it and the Issuer relating to the terms and conditions of this Note.

(j)

If the competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding principal amount of the debt securities issued under the Indenture, unless the Trustee or the Agents are otherwise instructed by the Issuer or the competent resolution authority, any cancellation, write-off or conversion into equity made in respect of such debt securities pursuant to the Resolution Measure will be made on a substantially pro rata basis among any series of debt securities issued under the Indenture.

(k)

Any obligations of the Holder to indemnify the Trustee and the Agents under the Indenture shall survive the imposition of a Resolution Measure by the competent resolution authority with respect to the Issuer or this Note. To the extent not otherwise specifically precluded by a Resolution Measure (whether or not such Resolution Measure is expressly referring to the relevant indemnities or is precluding the relevant indemnities generally), the Issuer’s obligations to indemnify the Trustee and the Agents in accordance with Sections 7.02 and 7.06 of the Indenture shall survive the imposition of a Resolution Measure by the competent resolution authority with respect to the Issuer or this Note.

The Indenture permits the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the Holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the Holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or impair or affect the rights of any Holder to institute suit for the payment thereof or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the Holders of which is required for any such supplemental indenture. The Issuer and the Trustee may, without the consent of the Holder of this Note, conform the terms of this Note to the description thereof in the prospectus and prospectus supplements relating to the offering and sale of this Note.

So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest, if any, on this Note as herein provided in the United States, and an office or agency in the United States for the registration, transfer and exchange as aforesaid of this Note. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places outside the United States (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the Holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

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Subject to the imposition of a Resolution Measure, no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the amount of cash as determined in accordance with the provisions set forth on the face of this Note due with respect to the principal of, premium, if any, and interest, if any, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered Holder of this Note.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of, premium, if any, or the interest, if any, on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law and except with respect to the provisions in this Note and in the third and fourth paragraphs of Section 2.03 of the Indenture, in each case, relating to the ranking of the Notes and their status under Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz), which shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, including, in relation to such provisions, any determination of whether a Resolution Measure has been imposed on the Issuer.

As used herein:

(a)	the term “Beneficial Owner” shall mean the beneficial owners of this Note (and any interest therein);

(b)

the term “bridge bank” means a newly chartered German bank that would receive some or all of the Issuer’s equity securities, assets, liabilities and material contracts, including those attributable to the Issuer’s branches and subsidiaries, in the event of the imposition of Resolution Measures;

(c)

the term “Business Day” means, unless otherwise provided on the face of this Note, any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York are authorized or obligated by law, regulation or executive order to close, (iii) is a day on which transactions in U.S. Dollars are not conducted in the City of New York or (iv) a day on which TARGET2 is not operating;

(d)	the term “competent resolution authority” means any authority with the ability to exercise a Resolution Measure;

(e)

the term “CRR” means Regulation (EU) No 575/2013 of the European Parliament and the Council of June 26, 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (including any provisions of regulatory law supplementing this Regulation); to the extent that any provisions of the CRR are amended or replaced, the term CRR as used in this Note shall refer to such amended provisions or successor provisions;

(f)	the term “Euro-zone” means the region comprising member states of the European Union that have adopted the single currency in accordance with the relevant treaty of the European Union, as amended;

(g)	the term “group entity” shall mean an entity that is included in the corporate group subject to a Resolution Measure;

(h)

the term “Notices” refers to notices to the Holders of the Notes at each Holder’s address as that address appears in the register for the Notes by first class mail, postage prepaid, and to be given by publication in an authorized newspaper in the English language and of general circulation in the Borough of Manhattan, The City of New York; provided that notice may be made, at the option of the Issuer, through the customary notice provisions of the clearing system or systems through which beneficial interests in this Note are owned. Such Notices will be deemed to have been given on the date of such publication (or other transmission, as applicable), or if published in such newspapers on different dates, on the date of the first such publication;

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(i)	the term “Reuters page” means the display on Reuters 3000 Xtra, or any successor service, on the page or pages specified on the face hereof, or any replacement page or pages on that service;

(j)	the term “TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer System;

(k)	the term “TARGET Settlement Day” means any day on which TARGET2 is operating; and

(l)	the term “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

All other terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

17

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common

TEN ENT	–	as tenants by the entireties

JT TEN	–	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT –		Custodian
	(Minor)		(Cust)
Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

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FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Dated:

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

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